SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2003

CNL HOSPITALITY PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-24097	59-3396369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue	32801
Orlando, Florida	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Item	2. Acquisition or Disposition of Assets.

On July 10, 2003, CNL Hospitality Properties, Inc. (the “Company”), through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee corporation (“RFS”) and RFS Partnership, L.P., a Tennessee limited partnership (“RFS OP”) for approximately $383 million in cash. Upon consummation of this transaction, RFS was merged with and into CNL Rose Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition”) and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, CNL Rose Acquisition OP, LP, a Tennessee limited partnership and indirect wholly owned subsidiary of the Company was merged with and into RFS OP and RFS OP continued to exist as a wholly owned subsidiary of the Company. Prior to the closing of this transaction, RFS’ common stock was publicly traded on the New York Stock Exchange under the symbol “RFS”. The former assets of RFS are now held by subsidiaries of the Company. By virtue of the closing of the transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). In connection with this transaction, the Company paid transaction costs and will assume certain liabilities related to severance and termination costs which are expected to total approximately $53 million. The Company financed this transaction by using proceeds from sales of common stock in its current public offering, borrowing approximately $43 million under its line of credit, obtaining $50 million in permanent financing related to one of its properties and obtaining a bridge loan of $101 million from an affiliate of Bank of America, N.A. Subject to compliance with certain loan covenants, the bridge loan is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its common stock through its current public offering. An additional $219 million is available to the Company under the bridge loan in order to refinance the former RFS debt to which the Company succeeded and for certain other approved uses.

In connection with the bridge loan referred to above, the Company and certain of its subsidiaries also entered into certain Security and Pledge Agreements with Bank of America, N.A., all dated July 10, 2003, pledging, as collateral security, their equity ownership interests in certain of its subsidiaries to Bank of America, N.A.

Pursuant to the transaction, the Company acquired 57 real estate hotel properties previously owned by RFS and its subsidiaries (the “Properties”). Of these 57 Properties, 52 are leased by the Company to certain of its subsidiaries and are managed by third-party managers. In connection with the five remaining Properties, the Company, as lessor, is the successor to triple-net lease agreements with third-party operators.

The following table sets forth the location of the 57 Properties and a summary of the principal characteristics and the lease terms of each Property.

PROPERTY ACQUISITIONS

July 10, 2003

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Beverly Heritage (1)

(the “Beverly Heritage Milpitas Property”) Existing hotel

The Beverly Heritage Milpitas Property is located in Milpitas, California. The Property includes 237 guest rooms, 3,470 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	06/2007	The greater of (i) $2,395,750 or (ii) a percentage of room revenues ranging from 53.1% to 75% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Comfort Inn (1)

(the “Marietta Property”) Existing hotel

The Marietta Property is located in Marietta, Georgia. The Property includes 184 guest rooms, 285 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	12/2008	The greater of (i) $472,500 or (ii) a percentage of room revenues ranging from 27.5% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Courtyard by Marriott (1)

(the “Courtyard Flint Property”)

Existing hotel

The Courtyard Flint Property is located in Flint, Michigan. The Property includes 102 guest rooms, 624 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	12/2011	The greater of (i) $454,230 or (ii) a percentage of room revenues ranging from 41.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

DoubleTree Hotel (1)

(the “San Diego Property”)

Existing hotel

The San Diego Property is located in San Diego, California. The Property includes 221 guest rooms, 6,485 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	05/2011	The greater of (i) $1,162,000 or (ii) a percentage of room revenues ranging from 26% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Four Points by Sheraton (1)

(the “Bakersfield Property”)

Existing hotel

The Bakersfield Property is located in Bakersfield, California. The Property includes 198 guest rooms, 6,000 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	01/2012	The greater of (i) $675,768 or (ii) a percentage of room revenues ranging from 23.5% to 65% plus 90% of other revenues (excluding food and beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Four Points by Sheraton (1)

(the “Pleasanton Property”)

Existing hotel

The Pleasanton Property is located in Pleasanton, California. The Property includes 214 guest rooms, 15,098 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	01/2012	The greater of (i) $1,635,160 or (ii) a percentage of room revenues ranging from 48.1% to 65% plus 5% of food revenues and 90% of other revenues (excluding beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Hampton Inn Chandler Property”)

Existing hotel

The Hampton Inn Chandler Property is located in Phoenix, Arizona. The Property includes 101 guest rooms, 450 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	05/2012	The greater of (i) $369,514 or (ii) a percentage of room revenues ranging from 47.2% to 72% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Sedona Property”)

Existing hotel

The Sedona Property is located in Sedona, Arizona. The Property includes 56 guest rooms, 648 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	06/2007	The greater of (i) $398,397 or (ii) a percentage of room revenues ranging from 43.6% to 72% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1) (the “Denver Property”) Existing hotel The Denver Property is located in Denver, Colorado. The Property includes 138 guest rooms, 900 square feet of meeting space and an exercise room.	07/10/03	06/2009	The greater of (i) $568,981 or (ii) a percentage of room revenues ranging from 27.5% to 76.5% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Lakewood Property”)

Existing hotel

The Lakewood Property is located in Lakewood, Colorado. The Property includes 150 guest rooms, 700 square feet of meeting space, a business center and an exercise room.

	07/10/03	03/2010	The greater of (i) $553,000 or (ii) a percentage of room revenues ranging from 33.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Ft. Lauderdale Property”)

Existing hotel

The Ft. Lauderdale Property is located in Ft. Lauderdale, Florida. The Property includes 122 guest rooms, 576 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	04/2009	The greater of (i) $364,000 or (ii) a percentage of room revenues ranging from 27.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (3)

(the “Hampton Inn Jacksonville Property”)

Existing hotel

The Hampton Inn Jacksonville Property is located in Jacksonville, Florida. The Property includes 118 guest rooms, 1,000 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	03/2008	The greater of (i) $428,871 or (ii) a percentage of room revenues ranging from 31% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Indianapolis Property”)

Existing hotel

The Indianapolis Property is located in Indianapolis, Indiana. The Property includes 131 guest rooms, 896 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $556,693 or (ii) a percentage of room revenues ranging from 40.5% to 72% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Hampton Inn Bloomington Property”)

Existing hotel

The Hampton Inn Bloomington Property is located in Bloomington, Minnesota. The Property includes 135 guest rooms, 576 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $613,288 or (ii) a percentage of room revenues ranging from 41.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Minnetonka Property”)

Existing hotel

The Minnetonka Property is located in Minnetonka, Minnesota. The Property includes 127 guest rooms, 2,236 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $348,052 or (ii) a percentage of room revenues ranging from 38.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Hattiesburg Property”)

Existing hotel

The Hattiesburg Property is located in Hattiesburg, Mississippi. The Property includes 154 guest rooms, 400 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	04/2010	The greater of (i) $385,000 or (ii) a percentage of room revenues ranging from 36% to 65% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Lincoln Property”)

Existing hotel

The Lincoln Property is located in Lincoln, Nebraska. The Property includes 111 guest rooms, 766 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	06/2009	The greater of (i) $342,202 or (ii) a percentage of room revenues ranging from 30.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Omaha Property”)

Existing hotel

The Omaha Property is located in Omaha, Nebraska. The Property includes 129 guest rooms, 900 square feet of meeting space, a business center and an exercise room.

	07/10/03	06/2009	The greater of (i) $463,545 or (ii) a percentage of room revenues ranging from 38% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Oklahoma City Property”)

Existing hotel

The Oklahoma City Property is located in Oklahoma City, Oklahoma. The Property includes 134 guest rooms, 520 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	06/2009	The greater of (i) $489,631 or (ii) a percentage of room revenues ranging from 32.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Tulsa Property”)

Existing hotel

The Tulsa Property is located in Tulsa, Oklahoma. The Property includes 148 guest rooms, 1,425 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	06/2009	The greater of (i) $423,390 or (ii) a percentage of room revenues ranging from 33.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Memphis Property”)

Existing hotel

The Memphis Property is located in Memphis, Tennessee. The Property includes 120 guest rooms, 475 square feet of meeting space, a business center and an outdoor swimming pool.

	07/10/03	09/2009	The greater of (i) $516,250 or (ii) a percentage of room revenues ranging from 33% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Hampton Inn (1)

(the “Laredo Property”)

Existing hotel

The Laredo Property is located in Laredo, Texas. The Property includes 119 guest rooms, 500 square feet of meeting space and an outdoor swimming pool.

	07/10/03	07/2010	The greater of (i) $409,255 or (ii) a percentage of room revenues ranging from 21% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hampton Inn (1)

(the “Hampton Inn Houston Property”)

Existing hotel

The Hampton Inn Houston Property is located in Houston, Texas. The Property includes 119 guest rooms, 475 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	11/2011	The greater of (i) $450,052 or (ii) a percentage of room revenues ranging from 35% to 65% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hilton Hotel (1)

(the “Birmingham Property”)

Existing hotel

The Birmingham Property is located in Birmingham, Alabama. The Property includes 205 guest rooms, 9,269 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	12/2010	The greater of (i) $930,434 or (ii) a percentage of room revenues ranging from 15.4% to 75% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hilton Hotel (1) (4)

(the “Hilton San Francisco Property”)

Existing hotel

The Hilton San Francisco Property is located in San Francisco, California. The Property includes 234 guest rooms, 2,766 square feet of meeting space, a business center and an exercise room.

	07/10/03	12/2003	The greater of (i) $2,812,226 or (ii) a percentage of room revenues ranging from 20.6% to 75% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn (1)

(the “Crystal Lake Property”)

Existing hotel

The Crystal Lake Property is located in Crystal Lake, Illinois. The Property includes 197 guest rooms, 14,000 square feet of meeting space, a business center, an indoor swimming pool and an exercise room.

	07/10/03	10/2010	The greater of (i) $1,016,000 or (ii) a percentage of room revenues ranging from 30% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn (1)

(the “Louisville Property”)

Existing hotel

The Louisville Property is located in Louisville, Kentucky. The Property includes 169 guest rooms, 3,420 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	08/2008	The greater of (i) $409,727 or (ii) a percentage of room revenues ranging from 23% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn (1)

(the “Lafayette Property”)

Existing hotel

The Lafayette Property is located in Lafayette, Louisiana. The Property includes 242 guest rooms, 9,800 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	10/2008	The greater of (i) $700,000 or (ii) a percentage of room revenues ranging from 24% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn (1)

(the “Holiday Inn Flint Property”)

Existing hotel

The Holiday Inn Flint Property is located in Flint, Michigan. The Property includes 171 guest rooms, 15,000 square feet of meeting space, a business center, an indoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $933,100 or (ii) a percentage of room revenues ranging from 40% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn (1)

(the “Columbia Property”)

Existing hotel

The Columbia Property is located in Columbia, South Carolina. The Property includes 175 guest rooms, 9,093 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	08/2008	The greater of (i) $368,754 or (ii) a percentage of room revenues ranging from 17.5% to 50% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn Express (1)

(the “Arlington Heights Property”)

Existing hotel

The Arlington Heights Property is located in Arlington Heights, Illinois. The Property includes 125 guest rooms, 1,325 square feet of meeting space and a business center.

	07/10/03	06/2009	The greater of (i) $289,961 or (ii) a percentage of room revenues ranging from 38.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn Express (1)

(the “Downers Grove Property”)

Existing hotel

The Downers Grove Property is located in Downers Grove, Illinois. The Property includes 123 guest rooms, 1,200 square feet of meeting space and a business center.

	07/10/03	06/2009	The greater of (i) $409,850 or (ii) a percentage of room revenues ranging from 34.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn Express (1)

(the “Holiday Inn Express Bloomington

Property”)

Existing hotel

The Holiday Inn Express Bloomington Property is located in Bloomington, Minnesota. The Property includes 142 guest rooms, 1,461 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	06/2009	The greater of (i) $515,793 or (ii) a percentage of room revenues ranging from 27.5% to 72% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Holiday Inn Express (1)

(the “Austin Property”)

Existing hotel

The Austin Property is located in Austin, Texas. The Property includes 125 guest rooms, 940 square feet of meeting space and an outdoor swimming pool.

	07/10/03	01/2010	The greater of (i) $367,500 or (ii) a percentage of room revenues ranging from 36.5% to 65% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Holiday Inn Express (1)

(the “Wauwatosa Property”)

Existing hotel

The Wauwatosa Property is located in Wauwatosa, Wisconsin. The Property includes 122 guest rooms, 1,127 square feet of meeting space and a business center.

	07/10/03	06/2009	The greater of (i) $373,516 or (ii) a percentage of room revenues ranging from 40.5% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Homewood Suites by Hilton (1)

(the “Homewood Suites Chandler Property”)

Existing hotel

The Homewood Suites Chandler Property is located in Chandler, Arizona. The Property includes 83 guest suites, 240 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	12/2010	The greater of (i) $447,400 or (ii) a percentage of room revenues ranging from 31.1% to 70% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Hotel Rex (1)

(the “Hotel Rex San Francisco Property”)

Existing hotel

The Hotel Rex San Francisco Property is located in San Francisco, California. The Property includes 94 guest rooms, 1,750 square feet of meeting space, a business center and an exercise room.

	07/10/03	12/2010	The greater of (i) $1,086,980 or (ii) a percentage of room revenues ranging from 50.7% to 82% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Sacramento Property”)

Existing hotel

The Sacramento Property is located in Sacramento, California. The Property includes 176 guest suites, 525 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	01/2011	The greater of (i) $1,008,000 or (ii) a percentage of room revenues ranging from 40% to 70% plus 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Torrance Property”)

Existing hotel

The Torrance Property is located in Torrance, California. The Property includes 247 guest suites, 1,416 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $1,365,000 or (ii) a percentage of room revenues ranging from 35% to 69% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Wilmington Property”)

Existing hotel

The Wilmington Property is located in Wilmington, Delaware. The Property includes 120 guest suites, 1,450 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $703,500 or (ii) a percentage of room revenues ranging from 36% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (3)

(the “Residence Inn Jacksonville

Property”)

Existing hotel

The Residence Inn Jacksonville Property is located in Jacksonville, Florida. The Property includes 120 guest suites, 600 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2007	The greater of (i) $575,658 or (ii) a percentage of room revenues ranging from 34.6% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Orlando Property”)

Existing hotel

The Orlando Property is located in Orlando, Florida. The Property includes 176 guest suites, 625 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2010	The greater of (i) $707,000 or (ii) a percentage of room revenues ranging from 25% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (3)

(the “West Palm Beach Property”)

Existing hotel

The West Palm Beach Property is located in West Palm Beach, Florida. The Property includes 78 guest suites, 400 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	05/2007	The greater of (i) $420,001 or (ii) a percentage of room revenues ranging from 44.2% to 68% of the Property for the applicable year	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Atlanta Property”)

Existing hotel

The Atlanta Property is located in Atlanta, Georgia. The Property includes 128 guest suites, 734 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2010	The greater of (i) $815,500 or (ii) a percentage of room revenues ranging from 30% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Ann Arbor Property”)

Existing hotel

The Ann Arbor Property is located in Ann Arbor, Michigan. The Property includes 114 guest suites, 300 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $308,000 or (ii) a percentage of room revenues ranging from 24% to 69% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Kansas City Property”)

Existing hotel

The Kansas City Property is located in Kansas City, Missouri. The Property includes 96 guest suites, 814 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	02/2009	The greater of (i) $406,000 or (ii) a percentage of room revenues ranging from 24% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Residence Inn Charlotte Property”)

Existing hotel

The Residence Inn Charlotte Property is located in Charlotte, North Carolina. The Property includes 116 guest suites, 750 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	11/2009	The greater of (i) $315,000 or (ii) a percentage of room revenues ranging from 24% to 69% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Fishkill Property”)

Existing hotel

The Fishkill Property is located in Fishkill, New York. The Property includes 139 guest suites, 740 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	07/2009	The greater of (i) $888,822 or (ii) a percentage of room revenues ranging from 27.5% to 72% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Warwick Property”)

Existing hotel

The Warwick Property is located in Warwick, Rhode Island. The Property includes 96 guest suites, 800 square feet of meeting space, an indoor swimming pool and an exercise room.

	07/10/03	07/2009	The greater of (i) $651,994 or (ii) a percentage of room revenues ranging from 31% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Residence Inn by Marriott (1)

(the “Fort Worth Property”)

Existing hotel

The Fort Worth Property is located in Fort Worth, Texas. The Property includes 120 guest suites, 528 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $812,000 or (ii) a percentage of room revenues ranging from 41% to 70% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Residence Inn by Marriott (1)

(the “Tyler Property”)

Existing hotel

The Tyler Property is located in Tyler, Texas. The Property includes 128 guest suites, 680 square feet of meeting space, an outdoor swimming pool and an exercise room.

	07/10/03	08/2009	The greater of (i) $512,750 or (ii) a percentage of room revenues ranging from 26% to 67.5% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Sheraton (1)

(the “Sheraton Milpitas Property”)

Existing hotel

The Sheraton Milpitas Property is located in Milpitas, California. The Property includes 229 guest rooms, 11,509 square feet of meeting space, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	01/2012	The greater of (i) $2,199,601 or (ii) a percentage of room revenues ranging from 47% to 65% plus 90% of other revenues (excluding food and beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Sheraton (1)

(the “Sunnyvale Property”)

Existing hotel

The Sunnyvale Property is located in Sunnyvale, California. The Property includes 173 guest rooms, 9,896 square feet of meeting space, a business center, indoor and outdoor swimming pools and an exercise room.

	07/10/03	01/2012	The greater of (i) $1,733,847 or (ii) a percentage of room revenues ranging from 45.9% to 65% plus 5% of food revenues and 90% of other revenues (excluding beverage revenues) of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

Property Location	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent

Sheraton (1)

(the “Clayton Property”)

Existing hotel

The Clayton Property is located in Clayton, Missouri. The Property includes 257 guest rooms, 18,000 square feet of meeting space, a business center, an indoor swimming pool and an exercise room.

	07/10/03	08/2008	The greater of (i) $557,228 or (ii) a percentage of room revenues ranging from 17% to 60% plus 5% of food revenues and 20% of beverage revenues of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

TownePlace Suites by Marriott (3)

(the “Miami Lakes Property”)

Existing hotel

The Miami Lakes Property is located in Miami Lakes, Florida. The Property includes 95 guest suites, an outdoor swimming pool and an exercise room.

	07/10/03	06/2009	The greater of (i) $450,617 or (ii) a percentage of room revenues ranging from 54.4% to 75% of the Property for the applicable year	See Minimum Annual Rent

TownePlace Suites by Marriott (3)

(the “Miami West Property”)

Existing hotel

The Miami West Property is located in Miami West, Florida. The Property includes 95 guest suites, a business center, an outdoor swimming pool and an exercise room.

	07/10/03	10/2009	The greater of (i) $453,751 or (ii) a percentage of room revenues ranging from 57.4% to 75% of the Property for the applicable year	See Minimum Annual Rent

TownePlace Suites by Marriott (1)

(the “TownePlace Suites Fort Worth

Property”)

Existing hotel

The Forth Worth Property is located in Fort Worth, Texas. The Property includes 95 guest suites, an outdoor swimming pool and an exercise room.

	07/10/03	12/2010	The greater of (i) $474,210 or (ii) a percentage of room revenues ranging from 45.5% to 77% of the Property for the applicable year, designed to result in a minimum return of approximately 12% (1)	See Minimum Annual Rent

FOOTNOTES:

(1)	The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third-party manager. For Properties subject to this arrangement, the Company’s consolidated financial statements will report the hotels’ operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2)	The Company entered into a development services agreement for this Property under which a wholly owned subsidiary of the Advisor received a Development Fee equal to approximately 3% of the cost of development of the Property for providing development services to such Property. The hotel opened for business in April 2003. The purchase price was $88.9 million. On July 9, 2003, the Company obtained Permanent Financing totalling $50 million relating to this Property. The loan bears interest at 4.93% per annum and requires interest only payments through maturity on July 9, 2008.

(3)	The lessee of this Property is an unrelated third party tenant. For Properties subject to this arrangement, the Company’s financial statements will report rental income under operating leases.

(4)	This Property is owned by a joint venture that is 75% owned by the Company and 25% owned by a private investment company. The Property is leased to a taxable REIT subsidiary of the Company. This Property is secured by Permanent Financing with an outstanding balance of approximately $17.8 million. The loan bears interest at a rate of 8.22% per annum and requires monthly principal and interest payments through maturity in November 2007.

Flagstone Hospitality Management LLC, which previously managed 50 of the 57 hotel Properties, is expected to continue to manage such Properties. The Company expects to terminate management contracts for many of the Properties in the former RFS portfolio and intends to enter into management agreements with new internationally recognized hotel brand managers. The Properties were operated as hotels under major brands, as indicated in the table set forth in this Item. The Company expects to continue to operate such Properties as hotels in the future under those brands. The following paragraphs describe such brands.

HOTEL BRANDS

Homewood Suites by Hilton is Hilton’s upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton International. Inc.’s 2002 Form 10-K, as of December 31, 2002, there were 121 Homewood Suites, representing 13,728 rooms, located in 33 states, the District of Columbia and Canada. As of December 31, 2002, nine Homewood Suites hotels were under construction.

Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.’s (“Starwood”) portfolio of lodging brands. According to Starwood’s 2002 Form 10-K, Starwood is one of the world’s largest hotel and leisure companies. Starwood’s brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood’s operations are grouped into two business segments, hotels and vacation ownership operations. Starwood’s hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood’s 2002 Form 10-K, at December 31, 2002 Starwood’s hotel portfolio included owned, leased, managed and franchised hotels totalling 748 hotels with approximately 227, 000 rooms in 79 countries, and is comprised of 163 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which jhotels Starwood also manages), 277 hotels managed by Starwood on behalf of third-party owners (including entities inw hich Starwood has minority equity interest) and 308 hotels for which Starwood receives franchise fees.

Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood’s largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.

Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.

InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Holiday Inn Express are part of InterContinental Hotels Group PLC’s (“InterContinental”) portfolio of lodging brands. With more than 3,300 owned, leased, managed and franchised hotels with approximately 515,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2002, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002.

Holiday Inn is InterContinental’s mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental’s largest global hotel brand based on room numbers. Holiday Inn is also one of the world’s most recognized hotel brands. According to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002, there were 1,567 Holiday Inn hotels located in more than 70 countries which represented 57% of all InterContinental’s rooms at the end of fiscal year 2002. The brand is predominantly franchised. Of the 1,567 Holiday Inn branded hotels, 73% are located in the Americas. As well as having the largest market share in the United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.

Holiday Inn Express is InterContinental’s mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002, there were 1,352 Holiday Inn Express hotels worldwide, which represented 21% of all InterContinental’s rooms at the end of fiscal year 2002. Holiday Inn Express is the third largest brand in the United States mid-scale limited service segment based on room numbers, and over 90% of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.

Comfort Inn. The brand, Comfort, which primarily operates as either Comfort Inns or Comfort Suites, is part of Choice Hotels International, Inc.’s portfolio of lodging brands. Comfort Inn offers rooms in the mid-scale category, without food and beverage, and is targeted to business and leisure travelers. Comfort Suites offer business and leisure guests a large room with separate living and sleeping areas. According to Choice Hotels International, Inc.’s 2002 Form 10-K, at December 31, 2002, there were 1,916 Comfort Inn properties and 352 Comfort Suites properties with a total of approximately 142,000 and 28,200 rooms, respectively, open and operating worldwide. An additional 188 Comfort Inn and Comfort Suites properties with a total of approximately 15,100 rooms were under development at December 31, 2002.

Other Hotels

Hotel Rex. The Hotel Rex was inspired by the San Francisco art and literary salons of the 1920’s and 1930’s. The lobby surrounds guests with distinctive period furnishings, walls of antiquarian books, and an exceptional collection of exotic objects and original portraits and murals. The hotel has 94 guestrooms, including eight king executive rooms, and two one-bedroom suites, and a café restaurant.

Beverly Heritage. Guest accommodations at The Beverly Heritage provide both comfort and luxury. There are 237 deluxe guest rooms, including 65 executive suites and a premier wing featuring executive amenities and a complimentary guest pantry. The Beverly Heritage has two restaurants, meeting facilities, complete audio/visual services, a business center, an exercise room, and a heated outdoor swimming pool and spa.

On July 10, 2003, several subsidiaries to the Company entered into that certain RFS Acquisition Agreement by and among CNL Hospitality Partners, LP, a Delaware limited partnership and wholly owned subsidiary of the Company, CNL Hotel RI-Orlando, Ltd., a Florida limited partnership and indirect wholly owned subsidiary of the Company, CNL Hotel CY-Edison, LP, a Delaware limited partnership and wholly owned subsidiary of the Company (collectively, the “Transferors”), RFS OP and Acquisition, pursuant to which Acquisition issued an amount equal to 24.4% of all classes of its capital stock to the Transferors in exchange for the Transferors transferring certain real estate properties to RFS OP.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements relating to the RFS acquisition.

Audited consolidated financial statements for RFS Hotel Investors, Inc. and RFS Partnership, L.P. (“RFS”) for the years ended December 31, 2002, 2001, and 2000, and unaudited consolidated financial statements for RFS for the three months ended March 31, 2003 and 2002.

See Index to Financial Statements on page 41.

(b)	Proforma financial information.

See Index to Pro Forma Financial Statements of page 27.

(c)	Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

2.1	RFS Acquisition Agreement made as of the 10th day of July, 2003, by and among CNL Hospitality Partners, LP, CNL Hotel RI-Orlando, Ltd., CNL Hotel CY-Edison, LP, RFS Partnership, L.P. and CNL Rose Acquisition Corp. (This Exhibit 2.1 was filed as Exhibit 2.1 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.1	Credit Agreement, dated as of July 10, 2003, among RFS Partnership, L.P., RFS Financing Partnership, L.P., CNL Hospitality Properties, Inc., Bank of America, N.A. and certain lenders named therein. (This Exhibit 10.1 was filed as Exhibit 10.69 to the Post-Effective Amendment No. 2 to CNL Hospitality Properties, Inc.’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission on July 14, 2003, and is incorporated herein by reference in its entirety)

10.2	Note, dated July 10, 2003, made by RFS Partnership, L.P. and RFS Financing Partnership, L.P. (This Exhibit 10.2 was filed as Exhibit 10.70 to the Post-Effective Amendment No. 2 to CNL Hospitality Properties, Inc.’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission on July 14, 2003, and is incorporated herein by reference in its entirety).

10.3	Continuing Guaranty Agreement, dated as of July 10, 2003 among CNL Hospitality Properties, Inc., CNL Rose GP Corp., and CNL Rose Acquisition Corp., in favor of Bank of America, N.A. (This Exhibit 10.3 was filed as Exhibit 10.3 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

24

10.4	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to common stock of RFS TRS Holdings, Inc.). (This Exhibit 10.4 was filed as Exhibit 10.4 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety)

10.5	Security and Pledge Agreement, dated as of July 10, 2003 between CNL Rose Acquisition Corp. and Bank of America, N.A. (relating to limited partner interests in RFS Partnership, L.P.). (This Exhibit 10.5 was filed as Exhibit 10.5 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.6	Security and Pledge Agreement, dated as of July 10, 2003 between CNL Hospitality Properties, Inc. and Bank of America, N.A. (relating to common stock of CNL Rose Acquisition Corp.). (This Exhibit 10.6 was filed as Exhibit 10.6 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.7	Security and Pledge Agreement, dated as of July 10, 2003 between CNL Rose GP Corp. and Bank of America, N.A. (relating to general partner interest in RFS Partnership, L.P.). (This Exhibit 10.7 was filed as Exhibit 10.7 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.8	Security and Pledge Agreement, dated as of July 10, 2003 between CNL Hospitality Properties, Inc. and Bank of America, N.A. (relating to common stock of CNL Rose GP Corp.). (This Exhibit 10.8 was filed as Exhibit 10.8 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.9	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to limited partner interest in Ridge Lake, L.P.). (This Exhibit 10.9 was filed as Exhibit 10.9 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

25

10.10	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to common stock of RFS 2002 Financing, Inc.). (This Exhibit 10.10 was filed as Exhibit 10.10 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.11	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to limited liability company interest in RFS Financing 2002, L.L.C.). (This Exhibit 10.11 was filed as Exhibit 10.11 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety)

10.12	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to limited partner interest in RFS Financing Partnership, L.P.). (This Exhibit 10.12 was filed as Exhibit 10.12 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.13	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to common stock of Ridge Lake General Partner, Inc.). (This Exhibit 10.13 was filed as Exhibit 10.13 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

10.14	Security and Pledge Agreement, dated as of July 10, 2003 between RFS Partnership, L.P. and Bank of America, N.A. (relating to limited liability company interests in Ridge Lake, L.L.C.). (This Exhibit 10.14 was filed as Exhibit 10.14 to RFS Partnership, L.P.’s Current Report on Form 8K, filed with the Securities and Exchange Commission on July 25, 2003, and is incorporated herein by reference in its entirety).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL HOSPITALITY PROPERTIES, INC.

Dated: July 24, 2003	By:	/s/ THOMAS J. HUTCHISON III
Thomas J. Hutchison, III Chief Executive Officer

27

INDEX TO FINANCIAL STATEMENTS

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

Page
Pro Forma Consolidated Financial Information (unaudited):

Pro Forma Consolidated Balance Sheet as of March 31, 2003	30

Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003	31

Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	32

Notes to Pro Forma Consolidated Financial Statements for the quarter ended March 31, 2003 and the year ended December 31, 2002	33

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Statements of Earnings of CNL Hospitality Properties, Inc. and its subsidiaries (the “Company” or “CHP”) for the quarter ended March 31, 2003 and the year ended December 31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of March 31, 2003 (together with the Unaudited Pro Forma Consolidated Statements of Earnings, the “Pro Forma Consolidated Financial Statements”), have been prepared to illustrate the estimated effect of acquiring RFS Hotel Investors, Inc. (“RFS”) (hereinafter referred to as the “RFS Transaction”) and other recent or probable transactions, more fully discussed below. The Pro Forma Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, any interest savings from any refinancing of long-term obligations or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such savings or synergies will occur. The Unaudited Pro Forma Consolidated Balance Sheet has been adjusted to give effect to the RFS Transaction as if it had occurred on March 31, 2003, and the Unaudited Pro Forma Consolidated Statement of Earnings has been adjusted to give pro forma effect to the transaction as if it had occurred on January 1, 2002. The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes are reasonable. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Consequently, the amounts reflected in the Pro Forma Consolidated Financial Statements are subject to change, and the final amounts may differ substantially. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in “Other Financial Information” in this supplement.

The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of March 31, 2003, also gives effect to (i) the receipt of approximately $235.6 million in gross offering proceeds from the sale of approximately 23.6 million additional shares for the period April 1, 2003 through July 1, 2003, and the assumption of additional borrowings in the amount of approximately $160.9 million for the period April 1, 2003 through July 1, 2003, and (ii) the application of such funds to (a) complete the RFS Transaction (described above) (b) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (c) purchase three Properties, and (d) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2003 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on March 31, 2003. These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

The Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002, also includes the historical operating results of the RFS Transaction, the other Properties acquired and the yield on the convertible preferred partnership units described in (ii)(d) above, as well as the historical operating results of the Properties acquired by the Company prior to March 31, 2003 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the “Pro Forma Period”). These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Statement of Earnings.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2003

(in thousands except per share data)

	Historical CHP March 31, 2003	Historical RFS March 31, 2003	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma March 31, 2003
Hotel properties, net of depreciation	$950,930	$592,233	$125,057	(a)	$1,668,220	$252,020	(g)	$1,920,240
Investments in unconsolidated subs.	301,740	—	—		301,740	—		301,740
Investments	—	—	—		—	25,000	(i)	25,000
Cash and cash equivalents	118,686	3,048	(25,246)	(a,b)	96,488	(94,538)	(g,h,i,	1,950
Restricted cash	19,440	5,363	—		24,803	—	j)	24,803
Receivables	10,325	5,519	—		15,844	—		15,844
Due from related parties	2,716	—	—		2,716	—		2,716
Prepaid expenses and other assets	28,790	4,069	(12,136)	(e)	20,723	(12,245)	(g)	8,478
Loan cost, net of amortization	6,441	8,328	18,674	(f)	33,443	—		33,443
Deferred income taxes	—	26,827	—		26,827	—		26,827

	$1,439,068	$645,387	$106,349		$2,190,804	$170,237		$2,361,041

Mortgages payable and accrued interest	$206,820	$279,802	$189,218	(d)	$675,840	$160,930	(h)	$836,770
Other notes payable	30,264	—	—		30,264	—		30,264
Line of credit	24,077	24,800	17,925	(d)	66,802	—		66,802
Other liabilities	6,869	—	—		6,869	—		6,869
Accounts payable and accrued expenses	11,586	20,181	11,836	(a)	43,603	—		43,603
Distributions payable	98	—	—		98	—		98
Due to related parties	1,202	—	—		1,202	—		1,202
Security deposits	12,886	—	—		12,886	—		12,886
Rents paid in advance	1,609	—	—		1,609	—		1,609

Total liabilities	295,411	324,783	218,979		839,173	160,930		1,000,103

Minority interest	—	27,473	(25,847)	(b)	1,626	—		1,626

Commitments and contingencies	—	—	—		—	—		—
Stockholders’ equity
Preferred stock, without par value.
Auth. and unissued 3,000 shares	—	—	—		—	—		—
Excess shares. $.01 par value per share.
Auth. and unissued 63,000 shares	—	—	—		—	—		—
Common stock $.01 par value per share.
Authorized 450,000; issued 167,197; outstanding 166,311 shares, as adjusted	1,427	291	(65)	(c)	1,653	10	(j)	1,663
Capital in excess of par value	1,265,632	408,712	(202,590)	(c)	1,471,754	9,297	(j)	1,481,051
Accumulated distributions in excess of net earnings	(117,325)	(107,772)	107,772	(c)	(117,325)	—		(117,325)
Accumulated other comprehensive loss	(4,287)		—		(4,287)	—		(4,287)
Minority interest distributions in excess of contributions and and accumulated earnings	(1,790)		—		(1,790)	—		(1,790)
Treasury stock, at cost, 0 shares, as adjusted	—	(8,100)	8,100	(c)	—	—		—

Total stockholders’ equity	1,143,657	293,131	(86,783)		1,350,005	9,307		1,359,312

	$1,439,068	$645,387	$106,349		$2,190,804	$170,237		$2,361,041

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

FOR THE QUARTER ENDED MARCH 31, 2003

(in thousands except per share data)

	Historical CHP March 31, 2003	Historical RFS March 31, 2003	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Pro forma March 31, 2003
Revenues:
Hotel revenue	$38,281	$43,943	$—		$82,224	$13,636	(5)	$95,860
Rental income	7,816	628	—		8,444	—		8,444
FF&E reserve income	861	—	—		861	—		861
Interest and other income	3,193	39	—		3,232	656	(12)	3,888

	50,151	44,610	—		94,761	14,292		109,053

Expenses:
Hotel expenses	26,157	28,198	—		54,355	12,447	(5)	66,802
Interest and amortization of loan costs	4,953	7,021	3,713	(2)	15,687	2,905	(7)	18,592
General and administrative	1,778	4,653	—		6,431	—		6,431
Asset management fees	2,343	—	1,076	(4)	3,419	285	(4)	3,704
Depreciation and amortization	8,337	7,521	(316)	(3)	15,542	1,506	(6)	17,048

	43,568	47,393	4,473		95,434	17,143		112,577

Earnings before equity in loss of unconsolidated subsidiaries and minority interest and other	6,583	(2,783)	(4,473)		(673)	(2,851)		(3,524)
Equity in loss of unconsolidated subsidiaries	(89)	—	—		(89)	(273)	(9)	(362)
Minority interest	(57)	140	(140)	(14)	(57)	—		(57)
Benefit from taxes	—	997	—		997	—		997

Income (loss) from continuing operations	$6,437	$(1,646)	$(4,613)		$178	$(3,124)		$(2,946)

Earnings (loss) per share from continuing operations (8)
Basic	$0.05				$0.01			$(0.02)
Diluted	$0.05				$0.01			$(0.02)
Weighted average shares outstanding (8)
Basic	133,837				156,389			157,401
Diluted	133,837				156,389			157,401

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands except per share data)

	Historical CHP 2002	Historical RFS 2002	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma 2002
Revenues:
Hotel revenue	$101,005	$193,258	$—		$294,263	$80,260	(5)	$374,523
Rental income	37,341	5,229	—		42,570	(5,989)	(5)	36,581
FF&E reserve income	4,236	—	—		4,236	—		4,236
Interest and other income	13,826	411	—		14,237	2,625	(12)	16,862

	156,408	198,898	—		355,306	76,896		432,202

Expenses:
Hotel expenses	65,601	130,421	—		196,022	66,677	(5)	262,699
Interest and amortization of loan costs	18,330	27,101	15,370	(2)	60,801	11,747	(7)	72,548
General and administrative	5,667	4,211	—		9,878	—		9,878
Asset management fees	6,696	—	4,264	(4)	10,960	4,219	(4)	15,179
Depreciation and amortization	27,876	29,812	(1,257)	(3)	56,431	9,542	(6)	65,973

	124,170	191,545	18,377		334,092	92,185		426,277

Earnings before equity in loss of unconsolidated subsidiaries and minority interest and other	32,238	7,353	(18,377)		21,214	(15,289)		5,925
Equity in loss of unconsolidated subsidiaries	(16,164)	—	—		(16,164)	6,441	(9, 10,11)	(9,723)
Minority interest	(264)	654	(654)	(14)	(264)	—		(264)
Benefit from taxes	—	1,096	—		1,096	—		1,096
Debt extinguishments and swap termination costs	—	(10,122)	6,900	(13)	(3,222)	—		(3,222)

Income (loss) from continuing operations	$15,810	$(1,019)	$(12,131)		$2,660	$(8,848)		$(6,188)

Earnings (loss) per share from continuing operations (8)
Basic	$0.16				$0.06			$(0.05)
Diluted	$0.16				$0.06			$(0.05)
Weighted average shares outstanding (8)
Basic	97,874				119,247			137,257
Diluted	97,874				119,247			137,257

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	The estimated cash paid in connection with the transcation and preliminary adjustments to the historical book value of RFS as a result of the RFS Transaction are as follows (in thousands):

Historical book value of RFS net assets acquired	$293,131
Adjustments to net assets:
Termination and severance liability	(11,836)
Initial investment in RFS by the Company	12,350
Write off of deferred loan cost related to bonds and loan facilities	(6,500)

Adjusted net assets acquired	$287,145

Cash consideration for RFS Transaction including transaction costs and initial separate investment (from Note (b))	$415,764
Less: Portion of cash consideration related to acquisition of minority interest OP units	(25,847)
Less: Adjusted net assets acquired	(287,145)

Net cash paid in excess of net assets acquired	$102,772

Preliminary allocation of cash paid in excess of net assets acquired:
Increase in hotel properties	$102,772
Allocation of acquisition fees to hotel properties from other assets	22,285

Total	$125,057

The Company made an initial investment in RFS of approximately $12.4 million whereby RFS issued one million new shares for a purchase price of $12.35 per share. Severance and termination costs, estimated to be approximately $11.8 million, have been reflected as a liability in the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

(b)	Reflects the sources and uses of funds for the RFS Transaction, assuming the transaction occurred and the Company’s common stock was issued on March 31, 2003 (in thousands):

Sources of funds:
Gross proceeds from current offering	$225,516
Less: Estimated stock issuance costs (including $10,149 in acquisition fees which have been recorded as other assets)	(29,317)
Use of existing cash	37,596
Draw on existing revolving line of credit	42,725
Permanent financing obtained **	189,218

Total sources of funds	$465,738

Uses of funds:
Cash consideration for RFS Transaction *	$395,322
Repayment of loan facility	24,800
Estimated transaction costs	20,442
Payment of loan costs and debt acquisition fees	25,174

Total uses of funds	$465,738

*	This amount includes the initial separate investment of approximately $12.4 million as discussed in Note (a) above and the acquisition of approximately $25.8 million in minority interest operating partnership (“OP”) units.

**	The RFS Transaction will initially be financed with proceeds from a bridge loan which will be refinanced with proceeds from the issuance of debt securities. The interest cost under the bridge loan is not expected to be materially greater than the interest cost for the permanent debt security financing.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(c)	The adjustments to stockholders’ equity as a result of the RFS Transaction are as follows (amounts in thousands):

Common Stock:
Elimination of RFS’s common stock	$(291)
Assumed sale of the Company’s common stock in connection with the RFS Transaction	226

Total	$(65)

Capital in Excess of Par Value:
Elimination of RFS’s capital in excess of par value	$(408,712)
Payment of stock issuance costs from the assumed sale of the Company’s common stock	(19,168)
Assumed sale of the Company’s common stock in connection with the RFS Transaction	225,290

Total	$(202,590)

Accumulated Distributions in Excess of Earnings:
Elimination of RFS’s pre-business combination distributions and earnings	$107,772

Treasury Stock:
Elimination of RFS’s treasury stock	$8,100

(d)	In connection with the RFS Transaction, the Company will repay a loan facility of approximately $24.8 million which appears on the historical RFS balance sheet as of March 31, 2003. Additionally, the Company will obtain new permanent financing totaling approximately $189.2 million in connection with the transaction. As a result, certain RFS historical loan costs will be written off and new loan costs will be incurred by the Company. The Unaudited Pro Forma Consolidated Balance Sheet also reflects the Company drawing approximately $42.7 million on its revolving line of credit. The following is a summary of adjustments related to the RFS Transaction which have been included on the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

Adjustment to mortgage loans and accrued interest:
Proceeds from permanent financing	$189,218

Adjustment to line of credit:
Repayment of RFS loan facility	$(24,800)
Draw on existing line of credit	42,725

Total adjustment	$17,925

(e)	Reflects additional acquisition fees from the sale of the Company’s common stock and the allocation of such acquisition fees to hotel properties (building and equipment only). These fees are capitalized and amortized over 36 years, the estimated weighted average useful life of the Company’s hotel properties. The following table summarized these adjustments (in thousands):

Adjustments to prepaid expenses and other assets:
Increase due to acquisition fees on the sale of the Company’s stock as reflected in Note (a)	$10,149
Acquisition fees allocated to hotel properties	(22,285)

Total change in prepaid expenses and other assets	$(12,136)

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(f)	Reflects the write-off of loan costs relating to the loan facility that will be repaid and new loan costs that will be incurred by the Company as a result of acquiring new permanent financing. Adjustments are also shown for debt acquisition fees of approximately $21.2 million that will be incurred by the Company in connection with permanent financing. Debt acquisition fees will become payable to the Advisor of the Company immediately upon the closing of the transaction. The following is a summary of adjustments to loan costs in the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

Adjustments to loan costs:
Write off of existing loan costs related to repaid loan facility	$(6,500)
Additional loan costs in connection with new permanent financing	3,928
Debt acquisition fees paid to Advisor in connection with permanent financing	21,246

Total change in loan costs	$18,674

(g)	Represents the use of cash and cash equivalents to reflect the purchase of three properties for approximately $237 million (which includes closing costs of approximately $2.4 million and acquisition fees and costs of approximately $12.7 million, which had been recorded as other assets as of March 31, 2003 and have been reclassified to land, buildings and equipment). Total cash paid is shown net of approximately $79.3 million which represents mortgages on the property that were or will be assumed or will be obtained by the Company. The following is a summary of the Properties acquired (in thousands):

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investments	Total
New Orleans Grande New Orleans, LA	$92,500	$5,883	$98,383
Doubletree Plano, TX	55,550	3,533	59,083
Seattle Waterfront Marriott Seattle, WA	88,900	5,654	94,554

Total	$236,950	$15,070	$252,020

The New Orleans Grande was immediately converted to a JW Marriott brand. The Doubletree Plano is expected to be immediately converted to a Marriott brand.

(h)	Represents permanent financing of approximately $81.6 million obtained on eight properties acquired during 2002 and the assumption of two existing loans of approximately $79.3 million which was or is expected to be assumed by the Company.

(i)	Represents the Company’s $15.0 million investment and commitment to invest up to an additional $10.0 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(j)	Represents gross proceeds of approximately $10.1 million from the sale of approximately 1.0 million shares in addition to the shares reflected in Note (c) and the payment of approximately $0.5 million for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of approximately $0.8 million (7.5% of gross proceeds) and marketing support fees of approximately $0.1 million (0.5% of proceeds) which have been netted against stockholders’ equity.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings:

(1)	The Unaudited Pro Forma Consolidated Statement of Earnings assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the Unaudited Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002, the Company’s historical statement of earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002 was combined with RFS’s historical statement of earnings for the quarter ended March 31, 2003 and the year ended December 31, 2002.

(2)	Reflects reduction in interest and loan cost amortization expense resulting from the repayment of a loan facility of approximately $7.0 million which is included on the RFS historical balance sheet. Additionally, reflects interest due to the Company’s drawing of approximately $42.7 million on its revolving line of credit and the acquisition of approximately $189.2 million in new permanent financing by the Company, including estimated debt acquisition costs. The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2002 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest
Additional interest and loan cost amortization as a result of RFS Transaction:
Acquisition of permanent financing *	$189,218	5.82%	$11,012
Draw on existing line of credit	42,725	3.63%	1,551
Estimated annual loan cost amortization (including debt acquisition fees) ($25,174 for 6 years)			4,196

Total estimated additional expenses			16,759

Reduction in interest and loan cost amortization as a result of repayment of the loan facility	6,950	3.32%	231
Estimated annual loan cost amortization ($6,949 for 6 years)			1,158

Total estimated expense reduction			1,389

Net increase in interest and loan cost amortization under new debt structure			$15,370

*	Blended estimated interest rate.

In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $0.3 million.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following is a summary of the interest expense adjustment calculation for the quarter ended March 31, 2003 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest

Additional interest and loan cost amortization as a result of RFS Transaction:
Acquisition of permanent financing *	$189,218	5.82%	$2,753
Draw on existing line of credit	42,725	3.63%	388
Estimated annual loan cost amortization (including debt acquisition fees) ($25,174 for 6 years)			1,049

Total estimated additional expenses			4,190

Reduction in interest and loan cost amortization as a result of repayment of the loan facility	24,800	3.32%	206
Estimated annual loan cost amortization ($6,949 for 6 years)			271

Total estimated expense reduction			477

Net increase in interest and loan cost amortization under new debt structure			$3,713

*	Blended interest rate.

In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $0.1 million.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(3)	Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel property assets and their estimated fair values. The increase in the historical cost basis of hotel properties acquired by the Company through the RFS Transaction (see note (a) above) was approximately $117.4 million and $125.1 million for the year ended December 31, 2002 and the quarter ended March 31, 2003, respectively. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):

	Year ended December 31, 2002		Quarter Ended March 31, 2003
Hotel properties acquired at historical RFS book value	$593,289		$592,233
Allocation of purchase price to hotel properties	117,418		125,057

Estimated total fixed assets	$710,707		717,290

Estimated allocation between land, buildings and equipment:
Land	$71,071	10%	$71,729	10%
Buildings	533,030	75%	537,968	75%
Equipment	106,606	15%	107,593	15%

Total	$710,707	100%	717,290	100%

Annual estimated depreciation expense
Buildings (40 years)	$13,326		$3,362
Equipment (7 years)	15,229		3,843

Total estimated depreciation expense	28,555		7,205
Less historical RFS depreciation expense	(29,812)		(7,521)

Estimated adjustment to depreciation expense	$(1,257)		$(316)

(4)	Represents increase in asset management fees relating to the properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value, as defined in the Company’s prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

(5)	The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of Earnings (in thousands).

	Date Acquired by the Company	Date the Property Became Operational For Pro Forma Leased Purposes	Purchase Price
Marriott Bridgewater, NJ	June 14, 2002	April 2, 2002	$61,500
Hampton Inn Houston, TX	September 4, 2002	January 1, 2002	14,300
Courtyard Newark, CA	October 25, 2002	August 1, 2002	25,500
Residence Inn Newark, CA	November 15, 2002	November 1, 2002	27,300
Doubletree Crystal City, VA	December 19, 2002	January 1, 2002	71,000
SpringHill Suites in Plymouth Meeting, PA	January 18, 2002	January 1, 2002	27,000
SpringHill Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	20,000
TownePlace Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	15,000
Courtyard in Basking Ridge, NJ	March 1, 2002	January 1, 2002	35,750
Hyatt Regency Coral Gables Miami, FL	February 20, 2003	January 1, 2002	36,000
JW Marriott New Orleans, LA	April 21, 2003	January 1, 2002	92,500
Doubletree Plano, TX	Pending	January 1, 2002	55,550
Seattle Waterfront Marriott Seattle, WA*	May 23, 2003	April 21, 2003	88,900

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

*	The Seattle Waterfront Marriott is a newly constructed Property which opened to the public on April 21, 2003. The Property did not have operating results during the Pro Forma Period presented.

The following represents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statement of Earnings.

Date the Property Became Operational For Pro Forma Purposes
Courtyard in Alpharetta, GA	January 1, 2002
Residence Inn in Cottonwood, UT	January 1, 2002
TownePlace Suites in Tewksbury, MA	January 1, 2002
TownePlace Suites in Mt. Laurel, NJ	January 1, 2002
TownePlace Suites in Scarborough, ME	January 1, 2002
Courtyard in Orland Park, KS	January 1, 2002
SpringHill Suites in Durham, NC	January 1, 2002
SpringHill Suites in Centreville, VA	January 1, 2002
SpringHill Suites in Charlotte, NC	January 1, 2002
Residence Inn in Gwinnett, GA	January 1, 2002
Residence Inn in Buckhead, GA	January 1, 2002

For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired and leased to taxable REIT subsidiaries of the Company as of July 10, 2003 (the “Pro Forma Leased Properties”) and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the “Pro Forma Operating Properties”) which results in hotel operating revenues of approximately $80.3 million offset by hotel operating expenses of approximately $66.7 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

For the quarter ended March 31, 2003, the amount represents adjustments to hotel operating revenues and hotel operating expenses for the properties acquired by the Company as of July 10, 2003, which results in hotel operating revenues of approximately $13.6 million offset by hotel operating expenses of approximately $12.4 million.

(6)	Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $9.5 million and $1.5 million for the year and quarter ended December 31, 2002, and March 31, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following presents the amount of land, building and FF&E for each of the Pro Forma Properties (in thousands):

	Land	Building	FF&E
Hyatt Regency Coral Gables Miami, FL	5,195	29,624	3,580
JW Marriott New Orleans, LA*	9,802	78,410	9,801
TownePlace Suites Manhattan Beach, CA	1,748	11,886	616
SpringHill Suites Plymouth Meeting, PA	1,846	23,917	1,237
SpringHill Suites Manhattan Beach, CA	2,680	16,322	998
Courtyard Newark, CA	1,760	20,216	3,524
Residence Inn Newark, CA	1,697	21,802	3,801
Courtyard Basking Ridge, NJ	3,628	31,987	1,885
Marriott Bridgewater, NJ	1,046	55,247	5,207
Doubletree Plano, TX*	5,886	47,089	5,886
Seattle Waterfront Marriott Seattle, WA*	9,419	75,359	9,420

*	Amounts are estimated values.

(7)	Represents estimated interest incurred on new borrowings of approximately $160.9 million at a weighted average interest rate of approximately 7.3 percent (other than for the RFS Transaction) for existing properties for the period from when the properties were acquired by the Company through the end of the Pro Forma Period.

(8)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year and quarter ended December 31, 2002 and March 31, 2003. As a result of receipt of gross proceeds from the sale of shares, through June 30, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma properties and other investments described in Notes above.

(9)	Represents adjustment to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary in which the Company will own a 75% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the partnership, however this presentation may change based on the implementation of FIN 46. The following information represents historical information for the year and quarter ended December 31, 2002 and March 31, 2003 (in thousands):

	December 31, 2002	March 31, 2003
Revenues:
Hotel revenues	$138,105	$7,714
Expenses:
Hotel expense	101,619	5,292
Depreciation	13,495	911
Interest	13,419	1,875

Net income (loss)	9,572	(364)
Ownership percentage	75.00%	75.00%

Equity in earnings (loss)	$7,179	$(273)

CNL HOSPITALITY PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

FOR THE QUARTER ENDED MARCH 31, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(10)	Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the joint venture, however this presentation may change based on the implementation of FIN 46. The following information represents historical information for the Hampton Inn in Houston for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues	$3,419
Expenses:
Hotel expense	2,798
Depreciation	332
Interest	484

Net loss	(195)
Ownership percentage	85.00%

Equity in loss	$(166)

(11)	Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company owns a 50% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the joint venture. The following information represents historical information for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues	$5,938
Expenses:
Hotel expense	3,995
Depreciation	1,289
Interest	1,797

Net loss	(1,143)
Ownership percentage	50.00%

Equity in loss	$(572)

(12)	Represents the Company’s 10.5 percent preferred return on its $15.0 million investment and assumed $10.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(13)	Represents an adjustment to conform to accounting policies of the Company which did not early adopt Statement of Financial Accounting Standards, No. 145 (“SFAS 145”), “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Earnings as extraordinary items are generally not included for pro forma purposes.

(14)	Adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

INDEX TO OTHER FINANCIAL STATEMENTS

The Company is required to file audited consolidated financial statements as well as interim unaudited consolidated financial statements of RFS Hotel Investors, Inc. and RFS Partnership, L.P. (“RFS”) due to the significance of the results of operations of these unconsolidated subsidiaries. The consolidated financial statements presented for RFS as of December 31, 2002 and 2001, and for each of the years ended December 31, 2002, 2001 and 2000, were obtained from the Form 10-K filed by RFS with the Commission for the fiscal year ended December 31, 2002. The consolidated financial statements presented for RFS as of March 31, 2003 and December 31, 2002, and for the three months ended March 31, 2003 and 2002 were obtained from the Form 10-Q filed by RFS for the quarterly period ended March 31, 2003.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Investment in hotel properties, net	$592,233	$593,289
Cash and cash equivalents	3,048	1,938
Restricted cash	5,363	4,383
Accounts receivable	5,519	4,698
Deferred expenses, net	8,328	8,805
Other assets	4,069	3,712
Deferred income taxes	26,827	25,830

Total assets	$645,387	$642,655

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$20,181	$22,160
Borrowings on Line of Credit	24,800	6,950
Mortgage notes payable	158,582	159,279
Senior notes payable	121,220	125,000
Minority interest in Operating Partnership, 2,422 and 2,459 units issued and outstanding at March 31, 2003 and December 31, 2002, respectively	27,473	28,047

Total liabilities	352,256	341,436

Commitments and contingencies
Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 29,093 and 29,043 shares issued at March 31, 2003 and December 31, 2002, respectively	291	290
Additional paid-in capital	408,712	408,017
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(107,772)	(98,988)

Total shareholders’ equity	293,131	301,219

Total liabilities and shareholders’ equity	$645,387	$642,655

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
Revenue:
Rooms	$38,363	$40,409
Food and beverage	4,171	4,203
Other operating departments	1,409	1,593
Lease revenue	1,615	1,634
Deferred revenue	(987)	(1,012)
Other	39	154

Total hotel revenue	44,610	46,981

Hotel operating expenses:
Rooms	8,252	8,337
Food and beverage	3,001	3,161
Other operating departments	426	466
Undistributed operating expenses:
Property operating costs	5,720	5,260
Property taxes, insurance and other	2,928	3,335
Franchise costs	3,721	3,813
Maintenance and repair	2,520	2,281
Management fees	1,344	1,251
Depreciation	7,521	7,246
Amortization of franchise fees and unearned compensation	286	319
General and administrative	4,653	4,739

Total operating expenses	40,372	40,208

Operating income	4,238	6,773
Debt extinguishments and swap termination costs		10,122
Amortization of loan origination costs	363	357
Interest expense	6,658	6,044

Loss from continuing operations before minority interest and income taxes	(2,783)	(9,750)
Minority interest	(140)	(795)
Benefit from income taxes	(997)	(510)

Loss from continuing operations	(1,646)	(8,445)
Losses from discontinued operations		(75)
Gain (loss) on sale of assets	(9)	972

Net loss	(1,655)	(7,548)
Preferred stock dividends		(781)

Net loss applicable to common shareholders	$(1,655)	$(8,329)

Loss per share data:
Basic loss per share from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Basic loss per share	$(0.06)	$(0.32)

Diluted loss per share from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Diluted loss per share	$(0.06)	$(0.32)

Weighted average common shares outstanding—basic and diluted	28,516	25,761

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands)

	2003	2002
Cash flows from operating activities:
Net loss	$(1,655)	$(7,548)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,170	7,997
Minority interest in Operating Partnership	(140)	(795)
Write-off of deferred expenses	122	1,361
Loss (gain) on sale of assets	9	(972)
Changes in assets and liabilities:
Accounts receivable	(821)	424
Other assets	(390)	(468)
Deferred income taxes	(997)	(510)
Accounts payable and accrued expenses	(1,979)	2,649

Net cash provided by operating activities	2,319	2,138

Cash flows from investing activities:
Investment in hotel properties	(6,447)	(1,687)
Restricted cash	(980)	(338)
Proceeds from sale of assets	7	1,111

Net cash used by investing activities	(7,420)	(914)

Cash flows from financing activities:
Net proceeds (payments) on line of credit	17,850	(63,188)
Proceeds from issuance of (payments to retire) Senior Notes	(3,780)	125,000
Payments on mortgage notes payable	(697)	(58,828)
Distributions to common and preferred shareholders	(7,129)	(6,297)
Distributions to limited partners	(23)	(615)
Issuance of common and preferred stock	29	14,808
Loan fees paid	(39)	(3,715)

Net cash provided by financing activities	6,211	7,165

Net increase in cash and cash equivalents	1,110	8,389
Cash and cash equivalents at beginning of period	1,938	5,735

Cash and cash equivalents at end of period	$3,048	$14,124

Supplemental disclosure of non-cash activities:

In 2003, the Company issued 37 thousand shares of common stock with a value of $0.4 million in exchange for 37 thousand Operating Partnership units.

In 2002, the Company recorded a $0.1 million allocation from paid in capital to minority interest.

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Investment in hotel properties, net	$592,233	$593,289
Cash and cash equivalents	3,048	1,938
Restricted cash	5,363	4,383
Accounts receivable	5,519	4,698
Deferred expenses, net	8,328	8,805
Other assets	4,069	3,712
Deferred income taxes	26,827	25,830

Total assets	$645,387	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$22,223	$24,202
Borrowings on Line of Credit	24,800	6,950
Mortgage notes payable	158,582	159,279
Senior notes payable	121,220	125,000

Total liabilities	326,825	315,431

Commitments and contingencies
Redeemable limited partnership units at redemption value, 2,422 units at March 31, 2003 and 2,459 units at December 31, 2002, respectively	23,492	26,702

Partners’ capital:
General partnership units, 28,517 units and 28,467 units at March 31, 2003 and December 31, 2002, respectively	295,070	300,522

Total partners’ capital	295,070	300,522

Total liabilities and partners’ capital	$645,387	$642,655

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands, except per unit data)

	Three Months Ended March 31,
	2003	2002
Revenue:
Rooms	$38,363	$40,409
Food and beverage	4,171	4,203
Other operating departments	1,409	1,593
Lease revenue	1,615	1,634
Deferred revenue	(987)	(1,012)
Other	39	154

Total hotel revenue	44,610	46,981

Hotel operating expenses:
Rooms	8,252	8,337
Food and beverage	3,001	3,161
Other operating departments	426	466
Undistributed operating expenses:
Property operating costs	5,720	5,260
Property taxes, insurance and other	2,928	3,335
Franchise costs	3,721	3,813
Maintenance and repair	2,520	2,281
Management fees	1,344	1,251
Depreciation	7,521	7,246
Amortization of franchise fees and unearned compensation	286	319
General and administrative	4,653	4,739

Total operating expenses	40,372	40,208

Operating income	4,238	6,773
Debt extinguishments and swap termination costs		10,122
Amortization of loan origination costs	363	357
Interest expense	6,658	6,044

Loss from continuing operations before income taxes	(2,783)	(9,750)
Benefit from income taxes	(997)	(510)

Loss from continuing operations	(1,786)	(9,240)
Losses from discontinued operations		(75)
Gain (loss) on sale of assets	(9)	972

Net loss	(1,795)	(8,343)
Preferred unit dividends		(781)

Net loss applicable to common unitholders	$(1,795)	$(9,124)

Loss per unit data:
Basic loss per unit from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Basic loss per unit	$(0.06)	$(0.32)

Diluted loss per unit from continuing operations	$(0.06)	$(0.32)
Discontinued operations	0.00	0.00

Diluted loss per unit	$(0.06)	$(0.32)

Weighted average common units outstanding—basic and diluted	30,939	28,220

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

(in thousands)

	2003	2002
Cash flows from operating activities:
Net loss	$(1,795)	$(8,343)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,170	7,997
Write-off of deferred expenses	122	1,361
Loss (gain) on sale of assets	9	(972)
Changes in assets and liabilities:
Accounts receivable	(821)	424
Other assets	(390)	(468)
Deferred income taxes	(997)	(510)
Accounts payable and accrued expenses	(1,979)	2,649

Net cash provided by operating activities	2,319	2,138

Cash flows from investing activities:
Investment in hotel properties	(6,447)	(1,687)
Restricted cash	(980)	(338)
Proceeds from sale of assets	7	1,111

Net cash used by investing activities	(7,420)	(914)

Cash flows from financing activities:
Net proceeds (payments) on line of credit	17,850	(63,188)
Proceeds from issuance of (payments to retire) Senior Notes	(3,780)	125,000
Payments on mortgage notes payable	(697)	(58,828)
Distributions to unitholders	(7,152)	(6,912)
Issuance of common and preferred units	29	14,808
Loan fees paid	(39)	(3,715)

Net cash provided by financing activities	6,211	7,165

Net increase in cash and cash equivalents	1,110	8,389
Cash and cash equivalents at beginning of period	1,938	5,735

Cash and cash equivalents at end of period	$3,048	$14,124

Supplemental disclosure of non-cash activities:

In 2003, the Partnership:

i.	Allocated $2.8 million from redeemable limited partnership units to Partners’ Capital.

ii.	Issued 37 thousand general partnership units with a value of $0.4 million in exchange for 37 thousand redeemable limited partnership units.

In 2002, the Partnership allocated $8.2 million from Partners’ Capital to redeemable limited partnership units.

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization. RFS Hotel Investors, Inc. (“RFS or the Company”), is a publicly held hotel real estate investment trust which, at March 31, 2003, owned interests in 57 hotels with 8,271 rooms located in 24 states (collectively the “Hotels”) through its approximate 92% equity interest in RFS Partnership, L.P. (the “Operating Partnership”). At March 31, 2003, third party limited partners owned the remaining 8%. RFS is the general partner in the Operating Partnership. The Operating Partnership is the issuer of public debt. Because RFS is the issuer of publicly held common stock and the Operating Partnership is the issuer of publicly held debt, both entities are required to file Form 10-Q’s, either separately or combined. This Form 10-Q represents a combined Form 10-Q for both RFS and the Operating Partnership. RFS, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the “Company.” Unless one of the notes to the consolidated financial statements specifically refers to either RFS or the Operating Partnership, the notes are applicable to both RFS and the Operating Partnership as separate registrants.

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for audited financial statements and should be read in conjunction with the financial statements and notes thereto of RFS and the Operating Partnership included in the combined RFS and Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2002. The following notes to the consolidated financial statements highlight significant changes to notes included in the Form 10-K and present interim disclosures required by the SEC.

The accompanying consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature. In preparing financial statements that conform with generally accepted accounting principles, management must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses reflected during the reporting period. The results of operations for the three months ended March 31, 2003 and 2002 are not necessarily indicative of the results of operations to be expected for the full year or future periods.

2. Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share or unit from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share or unit from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units and equivalents outstanding.

Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options.

For the three months ended March 31, 2003, there were no common share or unit equivalents pursuant upon the exercise of options and for the three months ended March 31, 2002, 133 thousand common share or unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, the Series B Preferred Stock or Units are non-convertible and accordingly, are not included in the computation of diluted earning per share or unit for the three months ended March 31, 2002.

3. Declaration of Dividends. On March 3, 2003, the Board of RFS declared a $0.25 dividend on each share of Common Stock outstanding to shareholders of record on March 17, 2003. The dividend on Common Stock was paid on March 31, 2003. Correspondingly, the Partnership declared a $0.25 dividend on each general partnership and limited partnership unit outstanding to unitholders of record on March 17, 2003. A portion ($23 thousand) of the dividend payable to the minority interest holders (limited partnership unitholders) was paid on March 31, 2003 and the remainder ($582 thousand) was paid on April 1, 2003.

4. Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with provisions of the Percentage Lease agreements. SAB 101 effectively defers the recognition of revenue from its percentage leases for the first and second quarters to the third and fourth quarters. At March 31, 2003, deferred revenue of $1.0 million is included in accounts payable and accrued expenses. The lessees are in compliance with their rental obligations under the Percentage Leases. For the three months ended March 31, 2003 and 2002, five hotels were leased to third-party lessees.

5. Debt. During the first quarter, the Company borrowed approximately $3.8 million under the Line of Credit to retire $3.8 million of Senior Notes. The Senior Notes were purchased in open market transactions at then prevailing market prices. As a result of the prepayment of the $3.8 million Senior Notes, the Company expensed $122 thousand in unamortized debt issuance costs and $29 thousand of costs related to acquiring the Senior Notes.

6. Minority Interest in Operating Partnership. At March 31, 2003, $582 thousand of declared and unpaid distributions are included in minority interest in operating partnership. The distributions were paid on April 1, 2003.

7. Gain (Loss) on Sale of Assets. The loss of $9 thousand relates to losses incurred on the sale of several hotel vans. In the first quarter 2002, the Company recognized a gain of approximately $1.0 million on the sale of an unconsolidated joint venture for approximately $1.1 million.

8. Income Taxes. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, income taxes are recognized using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The components of income tax benefit for the three months ended March 31, 2003 are as follows:

Three Months Ended
Deferred:
Federal	$(997)

Benefit from income taxes	$(997)

The deferred benefit from income taxes and related deferred tax asset was calculated using an effective tax rate of 38% applied to the income or losses of the TRS Lessees, adjusted for temporary differences related mainly to the Hilton lease termination transaction and operating losses.

The deferred tax asset is provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities, resulting primarily from the Hilton lease termination, and for operating loss carryforwards. The Company believes that the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset. Accordingly, no valuation allowance has been recorded at March 31, 2003.

9. Comprehensive Income. SFAS No. 130, “Reporting Comprehensive Income,” requires the disclosure of the components included in comprehensive income (loss). For the three months ended March 31, 2003, there were no items of other comprehensive income for RFS and the Operating Partnership.

10. Segment Information. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

11. Discontinued Operations. In November 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. The results of operations for this hotel for the three months ending March 31, 2002 are included on the consolidated statement of operations under the heading, “losses from discontinued operations.” There were no results of operations for this hotel in 2003. The components of losses from discontinued operations for the three months ending March 31, 2002 are shown below:

2002
Hotel revenue	$296
Hotel operating costs	(272)
Property taxes and insurance	(24)
Depreciation	(75)

Losses from discontinued operations	$(75)

12. Incentive Plan Matters Submitted for Approval to the RFS shareholders. In the proxy dated March 21, 2003, RFS submitted three matters pertaining to its incentive plans for voting approval from its shareholders. A summary of each matter and the result of the vote by the RFS shareholders is as follows:

a) Approve the Extension of the Term of the RFS Incentive Plan. The Company’s 1993 Restricted Stock and Stock Option Plan (the “Incentive Plan”) was going to expire on March 31, 2004. On January 29, 2003, the Board of Directors amended the Incentive Plan to extend its term until January 28, 2013, subject to shareholder approval. The approval of the amendment extending the term of the Incentive Plan required an affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy. The Board of Directors unanimously recommended that the RFS shareholders vote FOR the proposal to authorize the amendment of the Incentive Plan to extend the term of the Incentive Plan to January 28, 2013. At the annual meeting of RFS shareholders, which was held on May 1, 2003, the amendment to extend the term of the vote was approved with 15,382,857 shares voting for the amendment, 2,793,561 shares voting against the amendment and 86,946 shares abstaining from voting.

b) Approve the Increase in Shares Under the Incentive Plan. On January 29, 2003, the Board of Directors amended the Incentive Plan to increase the number of shares of Common Stock that may be issued upon the exercise of options and upon the grant of stock awards. The amendment increasing the Incentive Plan’s share authorization was adopted by the Board of Directors, subject to the approval of shareholders. The amendment to the Incentive Plan authorizes the issuance of an additional 750,000 shares of Common Stock. Of the additional shares, 600,000 shares are reserved for the Officers’ Plan and the remaining 150,000 shares are reserved for the Directors’ Plan. The approval of the amendment to the Incentive Plan to increase the maximum number of shares of Common Stock that may be issued under the Incentive Plan required an affirmative vote of the holders of at least a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy. The Board of Directors unanimously recommended that the RFS shareholders vote FOR the proposal to authorize the amendment of the Incentive Plan to increase the number of shares of Common Stock available for grant under the Incentive Plan by 750,000 shares. At the annual meeting of RFS shareholders, which was held on May 1, 2003, the amendment to extend the term of the vote was approved with 15,245,206 shares voting for the amendment, 2,929,921 shares voting against the amendment and 88,237 shares abstaining from voting.

c) Approve the RFS Employee Stock Purchase Plan. On September 1, 2001, the Board of Directors approved the RFS Hotel Investors, Inc. Employee Stock Purchase Plan (the “Purchase Plan”). If the Purchase Plan were approved by the RFS shareholders, the Purchase Plan would qualify under Section 423 of the Internal Revenue Code. The Board of Directors unanimously recommended that the shareholders vote FOR the approval of Purchase Plan. At the annual meeting of RFS shareholders, which was held on May 1, 2003, the amendment to approve the Purchase Plan was approved with 17,182,535 shares voting for the amendment, 1,023,305 shares voting against the amendment and 57,524 shares abstaining from voting.

13. Stock Based Compensation. The FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company applies the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

There were no grants of options to purchase shares of common stock or units made during the three months ended March 31, 2003 and 2002. Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS 123, the Company’s net loss and losses per share would have been reduced to the pro forma amounts indicated below for the quarter ended March 31, 2003 and 2002, respectively:

	2003	2002
Net loss applicable to common shareholders:
As reported	$(1,655)	$(8,329)
Pro forma	$(1,755)	$(8,448)
Basic and diluted earnings (loss) per share:
As reported	$(0.06)	$(0.32)
Pro forma	$(0.06)	$(0.33)

14. Consolidating Financial Information of RFS Partnership, L.P. RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership (“Guarantor Subsidiaries”), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership’s $121.2 million Senior Notes. RFS Leasing II and RFS Leasing VII had no substantial operations prior to January 1, 2002. RFS Leasing II leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII leases 21 hotels from the Operating Partnership. As of and for the three months ended March 31, 2003 and 2002, RFS Leasing II and RFS Leasing VII did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002 was formed to facilitate the issuance of the Senior Notes. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the Senior Notes. RFS Financing Corporation and RFS Financing 2002 have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that is becomes necessary for RFS Leasing II, RFS Leasing VII, RFS Financing 2002 or RFS Financing Corporation to provide credit support for the Senior Notes, RFS Leasing II, RFS Leasing VII, RFS Financing 2002 and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the Senior Notes.

The following tables present consolidating information for the Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

Consolidating Balance Sheet

March 31, 2003

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$214,246	$133,286	$244,701		$592,233
Investment in consolidated entities	250,914		17,649	$(268,563)	—
Cash and cash equivalents	596	498	1,954		3,048
Restricted cash			5,363		5,363
Accounts receivable	3,257	14,072	13,772	(25,582)	5,519
Deferred expenses, net	6,191	166	1,971		8,328
Other assets	1,591	732	1,746		4,069
Deferred income taxes		15,180	11,647		26,827

Total assets	$476,795	$163,934	$298,803	$(294,145)	$645,387

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$12,213	$12,427	$23,165	$(25,582)	$22,223
Borrowings on Line of Credit	24,800				24,800
Mortgage notes payable			158,582		158,582
Senior Notes Payable	121,220				121,220

Total liabilities	158,233	12,427	181,747	(25,582)	326,825

Redeemable units at redemption value	23,492				23,492

General partnership units	295,070	151,507	117,056	(268,563)	295,070

Total partners’ capital	295,070	151,507	117,056	(268,563)	295,070

Total liabilities and partners’ capital	$476,795	$163,934	$298,803	$(294,145)	$645,387

Consolidating Balance Sheet

December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,823	$133,507	$246,959		$593,289
Investment in consolidated entities	253,921		18,962	$(272,883)	—
Cash and cash equivalents	446	825	667		1,938
Restricted cash			4,383		4,383
Accounts receivable	2,596	12,439	10,901	(21,238)	4,698
Deferred expenses, net	6,578	176	2,051		8,805
Other assets	1,478	620	1,614		3,712
Deferred income taxes		14,384	11,446		25,830

Total assets	$477,842	$161,951	$296,983	$(294,121)	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$18,668	$9,432	$17,340	$(21,238)	$24,202
Borrowings on Line of Credit	6,950				6,950
Mortgage notes payable			159,279		159,279
Senior Notes Payable	125,000				125,000

Total liabilities	150,618	9,432	176,619	(21,238)	315,431

Redeemable units at redemption value	26,702				26,702

General partnership units	300,522	152,519	120,364	(272,883)	300,522

Total partners’ capital	300,522	152,519	120,364	(272,883)	300,522

Total liabilities and partners’ capital	$477,842	$161,951	$296,983	$(294,121)	$642,655

Consolidating Statement of Operations

For the Three Months Ended March 31, 2003

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$24,958	$13,405		$38,363
Food and beverage		3,001	1,170		4,171
Other operating departments		781	628		1,409
Lease revenue	$6,599	4,239	764	$(9,987)	1,615
Deferred revenue	(508)		(479)		(987)
Other	187	1	28	(177)	39

Total hotel revenue	6,278	32,980	15,516	(10,164)	44,610

Hotel operating expenses:
Rooms		5,421	2,831		8,252
Food and beverage		2,245	756		3,001
Other operating departments		305	121		426
Undistributed operating expenses:
Property operating costs		4,007	1,713		5,720
Property taxes, insurance and other	563	928	1,437		2,928
Franchise costs	(51)	2,327	1,445		3,721
Maintenance and repair		1,699	821		2,520
Management fees		902	442		1,344
Percentage lease expense		9,987		(9,987)
Depreciation	2,580	1,742	3,199		7,521
Amortization of franchise fees and unearned compensation	272	8	6		286
General and administrative	217	2,624	1,812		4,653

Total operating expenses	3,581	32,195	14,583	(9,987)	40,372

Operating income	2,697	785	933	(177)	4,238
Amortization of loan origination costs	288	1	74		363
Interest expense	3,508	177	3,150	(177)	6,658
Equity in (earnings) loss of consolidated subsidiaries	686		1,406	(2,092)

Income (loss) from continuing operations before income taxes	(1,785)	607	(3,697)	2,092	(2,783)
Benefit from income taxes		(796)	(201)		(997)

Income (loss) from continuing operations	(1,785)	1,403	(3,496)	2,092	(1,786)
Gain (loss) on sale of assets	(10)	1			(9)

Net income (loss)	(1,795)	1,404	(3,496)	2,092	(1,795)

Preferred unit dividends

Net income (loss) applicable to unitholders	$(1,795)	$1,404	$(3,496)	$2,092	$(1,795)

Consolidating Statement of Operations

For the Three Months Ended March 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$26,789	$13,620		$40,409
Food and beverage		3,046	1,157		4,203
Other operating departments		909	684		1,593
Lease revenue	$7,047	4,966	716	$(11,095)	1,634
Deferred revenue	(577)		(435)		(1,012)
Other	282	14	41	(183)	154

Total hotel revenue	6,752	35,724	15,783	(11,278)	46,981

Hotel operating expenses:
Rooms		5,625	2,712		8,337
Food and beverage		2,382	779		3,161
Other operating departments		327	139		466
Undistributed operating expenses:
Property operating costs		3,659	1,601		5,260
Property taxes, insurance and other	864	859	1,612		3,335
Franchise costs	(51)	2,339	1,525		3,813
Maintenance and repair		1,554	727		2,281
Management fees		815	436		1,251
Percentage lease expense		11,095		(11,095)
Depreciation	2,483	1,680	3,083		7,246
Amortization of franchise fees and unearned compensation	302	10	7		319
General and administrative	110	2,659	1,970		4,739

Total operating expenses	3,708	33,004	14,591	(11,095)	40,208

Operating income	3,044	2,720	1,192	(183)	6,773
Debt extinguishments and swap termination costs	3,210	6,912			10,122
Amortization of loan origination costs	269	14	74		357
Interest expense	1,953	1,073	3,201	(183)	6,044
Equity in (earnings) loss of consolidated subsidiaries	6,940		117	(7,057)

Income (loss) from continuing operations before income taxes	(9,328)	(5,279)	(2,200)	7,057	(9,750)
Benefit from income taxes		(72)	(438)		(510)

Income (loss) from continuing operations	(9,328)	(5,207)	(1,762)	7,057	(9,240)
Losses from discontinued operations		(75)			(75)
Gain (loss) on sale of assets	985		(13)		972

Net income (loss)	(8,343)	(5,282)	(1,775)	7,057	(8,343)
Preferred unit dividends	(781)				(781)

Net income (loss) applicable to unitholders	$(9,124)	$(5,282)	$(1,775)	$7,057	$(9,124)

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2003

(in thousands)

	LP Only	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$(5,874)	$3,701	$4,492	$2,319
Cash flows from (used in) investing activities	(1,006)	(4,028)	(2,386)	(7,420)
Cash flows from (used in) financing activities	7,030	—	(819)	6,211

Net increase in cash and cash equivalents	150	(327)	1,287	1,110
Cash and cash equivalents at beginning of period	446	825	667	1,938

Cash and cash equivalents at end of period	$596	$498	$1,954	$3,048

Consolidating Statement of Cash Flows

For the Three Months Ended March 31, 2002

(in thousands)

	LP Only	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$10,743	$2	$(8,607)	$2,138
Cash flows from (used in) investing activities	(72,524)	60,924	10,686	(914)
Cash flows from (used in) financing activities	66,006	(58,191)	(650)	7,165

Net increase in cash and cash equivalents	4,225	2,735	1,429	8,389
Cash and cash equivalents at beginning of period	263	3,467	2,005	5,735

Cash and cash equivalents at end of period	$4,488	$6,202	$3,434	$14,124

15. Subsequent Events—On May 8, 2003, the Company announced that the Company entered into an agreement with CNL Hospitality Properties, Inc. (“CNL”) under which a wholly-owned subsidiary of CNL will acquire the Company for approximately $383 million in cash ($12.35 per share or unit), plus the assumption of total debt ($304.6 million at March 31, 2003), for total consideration of approximately $687.6 million. Under the terms of the agreement, CNL will acquire all outstanding common stock of RFS and outstanding partnership units of the Operating Partnership for $12.35 per share or unit in cash at closing, which is expected to occur in the third quarter of 2003.

The transaction has been approved by the board of directors of each company, and is subject to approval by RFS shareholders and the Operating Partnership’s limited partners, certain regulatory approvals and other customary closing conditions. This transaction is not subject to the consent of RFS bondholders. In anticipation of the closing, the Company has agreed to suspend payment of its quarterly dividend. Separately, on May 9, 2003, CNL purchased directly from RFS one million newly issued shares of RFS common stock at a price per share of $12.35 in cash, the proceeds of which will be used to pay down the Company’s Line of Credit. The transaction is not contingent upon CNL obtaining financing.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and

Shareholders of RFS Hotel Investors, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of RFS Hotel Investors, Inc. (“RFS”) at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of RFS’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, RFS adopted the provisions of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, RFS adopted FASB No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” and FASB No. 145, “Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 29, 2003, except for Note 13, as to

which the date is March 3, 2003

RFS HOTEL INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$22,160	$20,857
Borrowings on Line of Credit	6,950	81,188
Mortgage notes payable	159,279	219,947
Senior notes payable	125,000
Minority interest in Operating Partnership, 2,459 units issued and outstanding at December 31, 2002 and December 31, 2001, respectively and other consolidated subsidiaries	28,047	31,059

Total liabilities	341,436	353,051

Series B Preferred Stock, $0.01 par value, 5,000 shares authorized, 250 shares issued and outstanding at December 31, 2001		25,000

Commitments and contingencies
Shareholders’ equity:
Common Stock, $.01 par value, 100,000 shares authorized, 29,043 and 25,811 shares issued at December 31, 2002 and December 31, 2001, respectively	290	258
Additional paid-in capital	408,017	368,361
Other comprehensive income		(3,220)
Treasury stock, at cost, 576 shares	(8,100)	(8,100)
Distributions in excess of earnings	(98,988)	(66,488)

Total shareholders’ equity	301,219	290,811

Total liabilities and shareholders’ equity	$642,655	$668,862

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

	2002	2001	2000
Revenue:
Rooms	$169,357	$187,144
Food and beverage	17,452	17,695
Other operating departments	6,449	9,044
Lease revenue	5,229	5,782	$106,001
Other	411	573	785

Total hotel revenue	198,898	220,238	106,786

Hotel operating expenses:
Rooms	34,679	36,617
Food and beverage	12,793	13,533
Other operating departments	1,874	2,163
Undistributed operating expenses:
Property operating costs	21,798	22,193
Property taxes, insurance and other	12,536	12,767	10,678
Franchise costs	16,265	16,857
Maintenance and repair	9,485	9,576
Management fees	4,876	5,721
Depreciation	29,812	29,290	26,920
Lease termination		65,489
Amortization of franchise fees and unearned compensation	1,247	1,384	674
General and administrative	19,079	19,246	6,304

Total operating expenses	164,444	234,836	44,576

Operating income (loss)	34,454	(14,598)	62,210
Debt extinguishments and swap termination costs	10,122
Amortization of loan origination costs	1,617	1,354	1,036
Interest expense	25,484	24,688	23,016

Income (loss) from continuing operations before minority interest and income taxes	(2,769)	(40,640)	38,158
Minority interest	(654)	(1,150)	3,200
Benefit from income taxes	(1,096)	(24,714)

Income (loss) from continuing operations	(1,019)	(14,776)	34,958
Earnings (losses) from discontinued operations	(3,719)	(80)	208
Gain (loss) on sale of assets	950	1,127	(4,376)

Net income (loss)	(3,788)	(13,729)	30,790
Gain (loss) on redemption of preferred Stock	(1,890)	5,141
Preferred stock dividends	(1,562)	(3,125)	(1,412)

Net income (loss) applicable to common shareholders	$(7,240)	$(11,713)	$29,378

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Basic earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Diluted earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Weighted average common shares outstanding—basic	27,446	25,045	24,559
Weighted average common shares outstanding—diluted	27,446	25,045	24,566

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Net income (loss)	$(3,788)	$(13,729)	$30,790
Reclassification adjustment for losses included in earnings	3,220
Unrealized holding loss on interest rate swaps		(3,220)

Comprehensive income (loss)	$(568)	$(16,949)	$30,790

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per share data)

		Common Stock
	Preferred Stock	Number of Shares	Amount	Additional Paid-In Capital	Other Comprehensive Income	Treasury Stock	Distributions in Excess of Income	Total
Balances at December 31, 1999	$10	25,062	$251	$374,087		$(3,656)	$(9,409)	$361,283
Purchase of treasury shares						(4,444)		(4,444)
Issuance of common shares		26		162				162
Distributions on common shares, ($1.54 per share)							(38,586)	(38,586)
Distributions on Series A preferred shares, ($1.54 per share)							(1,412)	(1,412)
Amortization of unearned compensation				661				661
Net income							30,790	30,790

Balances at December 31, 2000	$10	25,088	$251	$374,910		$(8,100)	$(18,617)	$348,454
Redemption of Series A preferred shares, including $5,141 gain on redemption	(10)			(12,990)				(13,000)
Series B Preferred Shares issuance costs				(1,040)				(1,040)
Issuance of common shares		723	7	6,152				6,159
Distributions on common shares, ($1.255 per share)							(30,661)	(30,661)
Distributions on preferred shares, ($0.385 per Series A share and $12.50 per Series B share)							(3,481)	(3,481)
Unrealized holding losses arising on interest rate swaps					$(3,220)			(3,220)
Amortization of unearned compensation				1,329				1,329
Net loss							(13,729)	(13,729)

Balances at December 31, 2001	$0	25,811	$258	$368,361	$(3,220)	$(8,100)	$(66,488)	$290,811
Loss on redemption of Series B preferred shares, net of $1,040 issuance costs				(850)				(850)
Issuance of common shares		3,232	32	39,621				39,653
Allocation to minority interest				(232)				(232)
Distributions on common shares, ($1.00 per share)							(27,150)	(27,150)
Distributions on preferred shares, ($6.25 per Series B share)							(1,562)	(1,562)
Reclassification adjustment for losses included in earnings					3,220			3,220
Amortization of unearned compensation				1,117				1,117
Net loss							(3,788)	(3,788)

Balances at December 31, 2002	$0	29,043	$290	$408,017	$0	$(8,100)	$(98,988)	$301,219

The accompanying notes are an integral part of these consolidated financial statements.

RFS HOTEL INVESTORS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(3,788)	$(13,729)	$30,790
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,944	32,343	28,908
Minority interest in Operating Partnership	(644)	(1,157)	3,218
(Gain) loss on sale of assets, including loss on sale of discontinued operations	2,890	(1,127)	4,376
Write-off of loan costs	1,361
Changes in assets and liabilities:
Accounts receivable	835	7,508	(2,240)
Other assets	(499)	5,432	(3,473)
Deferred income taxes	(1,096)	(24,734)
Accounts payable and accrued expenses	4,523	5,930	3,644

Net cash provided by operating activities	36,526	10,466	65,223

Cash flows from investing activities:
Investment in hotel properties and hotels under development	(14,576)	(18,013)	(32,551)
Cash paid for franchise fees	(172)	(65)
Restricted cash	2,434	(1,888)	(379)
Proceeds from sale of hotel properties	4,175	11,324	22,087

Net cash used by investing activities	(8,139)	(8,642)	(10,843)

Cash flows from financing activities:
Purchase of treasury stock			(4,444)
Net proceeds (payments) on line of credit	(74,238)	30,914	(48,534)
Proceeds from issuance of debt	125,000		52,200
Payments on mortgage notes payable	(60,668)	(7,210)	(8,513)
Redemption of preferred stock	(25,850)	(13,000)
Distributions to common and preferred shareholders	(28,712)	(34,142)	(39,972)
Distributions to limited partners	(2,592)	(3,135)	(3,988)
Issuance of common stock, net of $0.3 million issuance costs in 2002	39,653	4,479	162
Issuance of preferred stock, net of $1.0 million issuance costs		23,960
Loan fees paid	(4,777)	(1,636)	(3,523)

Net cash provided (used) by financing activities	(32,184)	230	(56,612)

Net increase (decrease) in cash and cash equivalents	(3,797)	2,054	(2,232)
Cash and cash equivalents at beginning of period	5,735	3,681	5,913

Cash and cash equivalents at end of period	$1,938	$5,735	$3,681

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,059	$24,403	$22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

of RFS Hotel Investors, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of partners’ capital and of cash flows present fairly, in all material respects, the financial position of RFS Partnership, L.P. (the “Partnership”) at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, the Partnership adopted the provisions of FASB No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, the Partnership adopted FASB No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” and FASB No. 145, “Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections.”

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

January 29, 2003, except for Note 13, as to

which the date is March 3, 2003

RFS PARTNERSHIP, L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2002	December 31, 2001
ASSETS
Investment in hotel properties, net	$593,289	$615,562
Cash and cash equivalents	1,938	5,735
Restricted cash	4,383	6,817
Accounts receivable	4,698	5,533
Deferred expenses, net	8,805	6,964
Other assets	3,712	3,517
Deferred income taxes	25,830	24,734

Total assets	$642,655	$668,862

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$24,202	$23,032
Borrowings on Line of Credit	6,950	81,188
Mortgage notes payable	159,279	219,947
Senior notes payable	125,000

Total liabilities	315,431	324,167

Commitments and contingencies
Series B Preferred Units, $0.01 par value, 5,000 units authorized, 250 units issued and outstanding at December 31, 2001		25,000

Redeemable limited partnership units at redemption value, 2,459 units at December 31, 2002 and 2001, respectively	26,702	27,980

Partners’ Capital:
Other comprehensive income		(3,220)
General partnership units, 28,467 units and 25,235 units at December 31, 2002 and December 31, 2001, respectively	300,522	294,935

Total partners’ capital	300,522	291,715

Total liabilities and partners’ capital	$642,655	$668,862

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands, except per unit data)

	2002	2001	2000
Revenue:
Rooms	$169,357	$187,144
Food and beverage	17,452	17,695
Other operating departments	6,449	9,044
Lease revenue	5,229	5,782	$106,001
Other	411	573	785

Total hotel revenue	198,898	220,238	106,786

Hotel operating expenses:
Rooms	34,679	36,617
Food and beverage	12,793	13,533
Other operating departments	1,874	2,163
Undistributed operating expenses:
Property operating costs	21,798	22,193
Property taxes, insurance and other	12,536	12,767	10,678
Franchise costs	16,265	16,857
Maintenance and repair	9,485	9,576
Management fees	4,876	5,721
Depreciation	29,812	29,290	26,920
Lease termination		65,489
Amortization of franchise fees and unearned compensation	1,247	1,384	674
General and administrative	19,079	19,246	6,304

Total operating expenses	164,444	234,836	44,576

Operating income (loss)	34,454	(14,598)	62,210
Debt extinguishment and swap termination costs	10,122
Amortization of loan origination costs	1,617	1,354	1,036
Interest expense	25,484	24,688	23,016

Income (loss) from continuing operations before income taxes	(2,769)	(40,640)	38,158
Benefit from income taxes	(1,096)	(24,714)

Income (loss) from continuing operations	(1,673)	(15,926)	38,158
Earnings (losses) from discontinued operations	(3,709)	(87)	226
Gain (loss) on sale of assets	950	1,127	(4,376)

Net income (loss)	(4,432)	(14,886)	34,008
Gain (loss) on redemption of preferred units	(1,890)	5,141
Preferred unit dividends	(1,562)	(3,125)	(1,412)

Net income (loss) applicable to unitholders	$(7,884)	$(12,870)	$32,596

Net income (loss) allocated to general partnership units	$(7,240)	$(11,713)	$29,378

Net income (loss) allocated to limited partnership units	$(644)	$(1,157)	$3,218

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Basic earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Diluted earnings (loss) per share from continuing operations	$(0.12)	$(0.47)	$1.19
Discontinued operations	(0.14)	0.00	0.01

Diluted earnings (loss) per share	$(0.26)	$(0.47)	$1.20

Weighted average common units outstanding—basic	29,905	27,520	27,121
Weighted average common units outstanding—diluted	29,905	27,520	27,127

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Net income (loss)	$(4,432)	$(14,886)	$34,008
Reclassification adjustment for losses included in earnings	3,220
Unrealized holding loss on interest rate swaps		(3,220)

Comprehensive income (loss)	$(1,212)	$(18,106)	$34,008

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARTNERSHIP, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

Balance, December 31, 1999	369,947
Contributions	162
Redemption of general partnership units	(4,444)
Distributions to general partnership units ($1.54 per unit)	(38,585)
Distributions to redeemable limited partnership units ($1.54 per unit)	(3,988)
Distributions preferred units ($1.54 per unit)	(1,412)
Allocation to redeemable limited partnership units	(6,682)
Contribution from general partner related to amortization of stock-based compensation	661
Net income	34,008

Balance, December 31, 2000	349,667
Issuance of general partnership units	4,661
Redemption of Series A Preferred units, including $5,141 gain on redemption	(13,000)
Series B Preferred Unit issuance costs	(1,040)
Distributions to general partnership units ($1.255 per unit)	(30,661)
Distributions to redeemable limited partnership units ($1.255 per unit)	(3,135)
Distributions preferred units ($0.385 per Series A Preferred unit and $12.50 per Series B Preferred unit)	(3,481)
Allocation from redeemable limited partnership units	5,481
Contribution from general partner related to amortization of stock-based compensation	1,329
Unrealized holding loss on interest rate swaps	(3,220)
Net loss	(14,886)

Balance, December 31, 2001	$291,715
Issuance of general partnership units	39,646
Loss on redemption of Series B Preferred units, net of $1,040 in issuance costs	(850)
Distributions to general partnership units ($1.00 per unit)	(27,018)
Distributions to redeemable limited partnership units ($1.00 per unit)	(2,592)
Distributions preferred units ($6.25 per Series B Preferred unit)	(1,562)
Allocation from redeemable limited partnership units	1,278
Contribution from general partner related to amortization of stock-based compensation	1,117
Reclassification of holding loss on interest rate swaps into earnings	3,220
Net loss	(4,432)

Balance, December 31, 2002	$300,522

The accompanying notes are an integral part of these consolidated financial statements.

RFS PARNTERSHIP, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002, 2001 and 2000

(in thousands)

	2002	2001	2000
Cash flows from operating activities:
Net income (loss)	$(4,432)	$(14,886)	$34,008
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,944	32,343	28,908
(Gain) loss on sale of assets, including loss on sale of discontinued operations	2,890	(1,127)	4,376
Write-off of loan costs	1,361
Changes in assets and liabilities:
Accounts receivable	835	7,508	(2,240)
Other assets	(499)	5,432	(3,473)
Deferred income taxes	(1,096)	(24,734)
Accounts payable and accrued expenses	4,523	5,930	3,644

Net cash provided by operating activities	36,526	10,466	65,223

Cash flows from investing activities:
Investment in hotel properties and hotels under development	(14,576)	(18,013)	(32,551)
Cash paid for franchise fees	(172)	(65)
Restricted cash	2,434	(1,888)	(379)
Proceeds from sale of hotel properties	4,175	11,324	22,087

Net cash used by investing activities	(8,139)	(8,642)	(10,843)

Cash flows from financing activities:
Redemption of general partnership units			(4,444)
Net proceeds (payments) on line of credit	(74,238)	30,914	(48,534)
Proceeds from issuance of debt	125,000		52,200
Payments on mortgage notes payable	(60,668)	(7,210)	(8,513)
Redemption of preferred units	(25,850)	(13,000)
Distributions to general partner and preferred unitholders	(28,712)	(34,142)	(39,972)
Distributions to limited partners	(2,592)	(3,135)	(3,988)
Issuance of general partnership units, net of $0.3 million issuance costs in 2002	39,653	4,479	162
Issuance of preferred units, net of $1.0 million issuance costs		23,960
Loan fees paid	(4,777)	(1,636)	(3,523)

Net cash provided (used) by financing activities	(32,184)	230	(56,612)

Net increase (decrease) in cash and cash equivalents	(3,797)	2,054	(2,232)
Cash and cash equivalents at beginning of period	5,735	3,681	5,913

Cash and cash equivalents at end of period	$1,938	$5,735	$3,681

Supplemental disclosure of cash flow information:
Cash paid for interest	$22,059	$24,403	$22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF

RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

Note 1.	Organization

RFS Hotel Investors, Inc. (“RFS”), is a publicly held hotel real estate investment trust, which at December 31, 2002, owned interests in 57 Hotels with 8,271 rooms located in 24 states through its approximate 92% interest in RFS Partnership, L.P. (the “Operating Partnership”). The Operating Partnership is the issuer of public debt. Because RFS is the issuer of publicly held common stock and the Operating Partnership is the issuer of publicly held debt, both entities are required to file Form 10K’s, either separately or combined. This Form 10K represents a combined Form 10K for both RFS and the Operating Partnership. RFS, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the “Company.” Unless one of the notes to the consolidated financial statements specifically refers to either RFS or the Operating Partnership, the notes are applicable to both RFS and the Operating Partnership as separate registrants.

Under the REIT Modernization Act (the “RMA”) that became effective January 1, 2001, the Company is permitted to lease its hotels to wholly-owned taxable real estate investment trust (“REIT”) subsidiaries of the Company (“TRS Lessees”), provided that the TRS Lessees engage a third-party management company to manage the hotels. Effective January 1, 2001, the Company terminated its operating leases, management contracts and related ancillary agreements with Hilton Hotels Corporation (“Hilton”) for approximately $65.5 million. This transaction represents the cancellation of certain executory contracts some of which extended through 2012. As a result of this transaction, the Company began reporting hotel revenues and expenses rather than lease revenue.

The following table provides a schedule of the hotels by brand at December 31, 2002 (unaudited):

Franchise Affiliation	Hotel Properties	Rooms/Suites
Full Service Hotels:
Sheraton	4	864
Holiday Inn	5	954
Sheraton Four Points	2	412
Independent	2	331
Doubletree	1	221
Hilton	1	234

	15	3,016

Extended Stay Hotels:
Residence Inn by Marriott	14	1,852
TownePlace Suites by Marriott	3	285
Homewood Suites by Hilton	1	83

	18	2,220

Limited Service Hotels:
Hampton Inn	17	2,112
Holiday Inn Express	5	637
Comfort Inn	1	184
Courtyard by Marriott	1	102

	24	3,035

Total	57	8,271

The following summarizes the number of hotels owned for the periods presented:

	2002	2001	2000
Hotels owned at beginning of years	58	60	62
Sales of hotels	(1)	(2)	(2)

Hotels owned at end of years	57	58	60

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation. The consolidated financial statements include the accounts of RFS, the Operating Partnership and each of their consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments. The Company’s financial instruments include rents receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of these financial instruments, except for the mortgage loans payable are not materially different from their carrying or contract values. The carrying values of the Company’s borrowings are estimated to be below fair value by approximately $50.1 million due to changes in comparable interest rates.

Investment in Hotel Properties. Hotel properties are recorded at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and five to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. The Company periodically reviews the carrying value of each Hotel to determine if circumstances exist indicating impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows.

Cash and Cash Equivalents. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash. Restricted cash includes amounts the Company must make available for the replacement and refurbishment of furniture and equipment and amounts held in escrow by certain lenders for the payment of taxes and insurance.

Deferred Expenses. Deferred expenses, consisting of initial fees paid to franchisors, loan fees and other costs incurred in issuing debt, are recorded at cost. Amortization of franchise fees is computed using the straight-line method over the lives of the franchise agreements, which range from 10 to 15 years. Amortization of loan fees and other costs incurred in issuing debt are computed using the interest method over the maturity period of the related debt. Accumulated amortization of deferred expenses is $7.6 million and $6.6 million at December 31, 2002 and 2001, respectively.

Minority Interest in Operating Partnership and other Consolidated Subsidiaries. Minority interest in the Operating Partnership and other Consolidated Subsidiaries represents the limited partners’ proportionate share of the equity in the Operating Partnership and other Consolidated Subsidiaries. Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the year.

Treasury Stock. The Board of Directors approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, the Company repurchased 409 thousand shares of common stock at an average price per share of $10.88 or $4.4 million, bringing the total number of shares repurchased under the program to 576 thousand.

Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of the lease agreements. The lessees are in compliance with their rental obligations under the leases. For the years ended December 31, 2002 and 2001, five hotels were leased to third party lessees.

Income Taxes. The Company has elected to be treated as a REIT under the Internal Revenue Code. Prior to January 1, 2001, the Company, as a REIT, was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases all but five of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Debt Extinguishment and Swap Termination Costs. The Company has elected to adopt the provisions of SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that would have required the loss on the extinguishments of debt of $6.9 million (excludes the $3.2 million swap termination costs) to be reported net of tax as an extraordinary item. Accordingly, these costs are included in debt extinguishment and swap termination costs in the accompanying 2002 statement of operations.

Stock Based Compensation. The Company accounts for share option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related Interpretations. Under APB 25, no compensation expense is recognized for employee share option grants because the exercise price of the options granted to date has equaled the market price of the underlying shares on the date of grant (the “intrinsic value method”).

Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS 123, the Company’s net income (loss) and earnings per share would have been reduced to the pro forma amounts indicated below:

	2002	2001	2000
Net income (loss) applicable to common shareholders:
As reported	$(7,240)	$(11,713)	$29,378
Pro forma	$(7,728)	$(12,013)	$29,045
Basic and diluted earnings (loss) per share:
As reported	$(0.26)	$(0.47)	$1.20
Pro forma	$(0.28)	$(0.48)	$1.18

The FASB issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units and equivalents outstanding. Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options. At December 31, 2000, six thousand shares or units were issuable pursuant upon the exercise of options. For the years ended December 31, 2002 and 2001, 85 thousand and 135 thousand common share or unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, for the year ended December 31, 2000, the Company’s Series A Preferred Stock or Units, if converted to common shares or units, would be antidilutive; accordingly, the Series A Preferred Stock or Units are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, the Series B Preferred Stock or Units are non-convertible and accordingly, are not included in the computation of diluted earning per share or unit for the years ended December 31, 2002 and 2001.

Derivatives. Effective January 1, 2001, SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 138, established accounting and reporting standards for derivative instruments and hedging activities. It required that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Upon adoption of SFAS 133 on January 1, 2001, the Company recorded a liability of approximately $0.8 million with a corresponding charge to other comprehensive income representing the fair value of its interest rate swap agreements. At December 31, 2001, the fair value of the Company’s interest rate swap agreements was a liability of approximately $3.2 million and was included in “Accounts payable and accrued expenses” with the related unrealized loss recorded in other comprehensive income within shareholders’ equity. In February 2002, the Company terminated both interest rate swap agreements and incurred a loss on termination of approximately $3.2 million. This loss is included in debt extinguishment and swap termination costs on the 2002 statement of operations. This loss was reclassified from other comprehensive income upon termination. At December 31, 2002, the Company had no outstanding derivative interest rate swap agreements.

In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives (cash flow hedges). The Company does not use derivatives for trading or speculative purposes. Further, the Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

Segment Information. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

Distributions. The Company intends to pay regular quarterly distributions on its common shares or units and Operating Partnership units and the current quarterly distribution is $0.25 per share or unit. The Company’s ability to make distributions is dependent upon receipt of its quarterly distributions from the Operating Partnership. The Operating Partnership’s ability to make distributions is dependent upon the results of operations of the Company’s hotels.

Note 3.	Investment in Hotel Properties

Investment in hotel properties consists of the following at December 31, 2002, and 2001, respectively (in thousands):

	2002	2001
Land	$69,639	$70,401
Building and improvements	545,557	543,912
Furniture and equipment	124,496	115,479
Capital improvements in progress	12,002	16,422

	751,694	746,214
Accumulated depreciation	(158,405)	(130,652)

	$593,289	$615,562

Capitalized interest was $16 thousand, $0 and $0.6 million for the years ended December 31 2002, 2001 and 2000, respectively.

Note 4.	Debt

The following details the Company’s debt outstanding at December 31, 2002 and 2001 and the net book value of the collateral pledged against the debt at December 31, 2002 (dollar amounts in thousands):

			Collateral
	Interest Rate	Maturity	# of Hotels		Net Book Value		2002	2001
Variable Rate Debt:
Line of Credit	LIBOR + 250bp	July 2005	24		$212,823		$6,950	$11,188
Fixed Rate Debt:
Line of Credit			(a	)	(a	)		40,000
Line of Credit			(a	)	(a	)		30,000
Senior Notes	9.75%	March 2010					125,000
Mortgage	6.83%	August 2008	15					33,181
Mortgage	7.30%	November 2011	(b	)	(b	)		25,000
Mortgage	7.83%	December 2008	10		122,307		90,600	92,087
Mortgage	8.22%	November 2007	1		42,786		17,960	18,271
Mortgage	8.00%	August 2010	8		81,866		50,719	51,408

					$459,782		$291,229	$301,135

(a)	Interest rate swaps fixed the rate of interest on these portions of the Line of Credit and these portions were also collateralized by the twenty-four properties pledged against the variable portion of the Line. The interest rate swaps were terminated in 2002.
(b)	This mortgage was collateralized by the fifteen properties pledged against the previous mortgage in the table.

On October 31, 2002, the Company concluded an amendment and extension of its $140 million Line of Credit. The amendment extends the maturity of the facility from July 30, 2004 to July 30, 2005, and relaxes certain financial covenants, including the interest coverage, fixed charge coverage, and total leverage tests. The interest rate on the $140 million Line of Credit that matures in July 2005 ranges from 150 basis points to 250 basis points above LIBOR, depending on the Company’s ratio of total debt to its investment in hotel properties (as defined). The average interest rate on outstanding contracts under the Line of Credit at December 31, 2002 was 3.9%, calculated as the LIBOR interest rate of 1.4% plus 250 basis points. The Line of Credit is collateralized by first priority mortgages on 24 hotels that restrict the transfer, pledge or other hypothecation of the hotels (collectively, the “Collateral Pool”). The Company may obtain a release of the pledge of any hotel in the Collateral Pool if the Company provides a substitute hotel or reduces the total availability under the Line of Credit. Borrowings under the Line of Credit are limited to the Borrowing Base Value, which was $93.3 million at December 31, 2002. Accordingly, the Company had borrowings available under the Line of Credit of approximately $86.4 million at December 31, 2002. The Line of Credit contains various covenants including the maintenance of a minimum net worth, minimum debt and interest coverage ratios, and total indebtedness and liability limitations. The Company was in compliance with these covenants at December 31, 2002.

The Company participated in two interest rate swap agreements, the first for a notional amount of $30 million and the second for a notional amount of $40 million, both of which were terminated in February, 2002 in conjunction with the issuance of $125 million senior notes. The Company incurred a loss of $3.2 million upon termination of the interest rate swap agreements. The estimated unrealized net loss on these instruments was approximately $3.2 million and $0.8 million at December 31, 2001 and 2000.

On February 26, 2002, the Company sold $125 million of senior notes. The senior notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and September 1 of each year, commencing on September 1, 2002. The senior notes are unsecured obligations of the Partnership and are guaranteed by RFS and certain of its subsidiaries. The senior notes contain covenants that could, among other things, restrict RFS’s ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. The Company was in compliance with these covenants at December 31, 2002. Net proceeds from the issuance of the senior notes of $121.5 million were used to retire the 1996 CMBS mortgage debt on March 20, 2002 ($57.5 million outstanding), pay the prepayment penalty on the 1996 CMBS mortgage debt of approximately $5.5 million, terminate the two outstanding interest rate swap agreements for approximately $3.2 million, with the balance used to reduce outstanding borrowings under the line of credit. As a result of the prepayment of the 1996 CMBS debt, the Company expensed $1.4 million in unamortized debt costs.

The Company’s other borrowings are nonrecourse to the Company and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations. At December 31, 2002, approximately 98% of the Company’s debt is fixed at a weighted average interest rate of 8.7%.

Future scheduled principal payments of debt obligations at December 31, 2002 are as follows (in thousands):

Amount
2003	$2,695
2004	2,888
2005	10,111
2006	3,424
2007	19,662
Thereafter	252,449

$291,229

In addition to the above principal payment of debt obligations as of December 31, 2002, the Company has a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker’s compensation plan for the benefit of the hotel employees of Flagstone Hospitality Management LLC (“Flagstone”). There are no outstanding balances on the letter of credit. The Company is also committed to make future payments under various operating leases that are not significant.

The Company in the future may seek to increase further the amount of its credit facilities, negotiate additional credit facilities, or issue corporate debt instruments. Although the Company has no charter restrictions on the amount of indebtedness the Company may incur, the Board of Directors of the Company has adopted a current policy limiting the amount of indebtedness that the Company will incur to an amount not in excess of approximately 45% of the Company’s investment in hotel properties, at cost, (as defined). The Board of Directors may change the debt policy at any time without shareholder approval.

The Company may incur, or cause the Partnership to incur, indebtedness to meet distribution requirements imposed on a REIT under the Internal Revenue Code including the requirement that a REIT distribute to its shareholders annually at least 90% of its taxable income to the extent that working capital and cash flow from the Company’s investments are insufficient to make such distributions.

Note 5.	Income Taxes

The Company elected to be taxed as a REIT under the Internal Revenue Code. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute as least 90% of its taxable income to its stockholders. It is management’s current intention to adhere to these requirements and maintain the Company’s REIT status. As a REIT, the Company generally will not be subject to corporate level federal income taxes on taxable income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

Prior to January 1, 2001, the Company was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases 52 of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

The components of income tax expense (benefit) for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001
Current:
State		$20
Deferred:
Federal	$(1,096)	(24,734)

Benefit from income taxes	$(1,096)	$(24,714)

The benefit from income taxes was calculated using an effective tax rate of 38% applied to the income or losses of the TRS Lessees, adjusted for temporary differences related to the Hilton lease termination transaction, operating losses, bad debts and contributions.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and for operating loss carryforwards. Significant components of the Company’s deferred tax asset are as follows:

	2002	2001
Lease termination	$19,583	$22,228
Operating loss carryforwards	6,175	2,470
Other	72	36

Deferred tax asset	$25,830	$24,734

The Company’s operating loss carryforwards, which are expected to provide future tax benefits, expire in 2021 ($2.5 million) and 2022 ($3.7 million). The Company believes the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset, as such, no valuation allowance has been recorded at December 31, 2002 and 2001, respectively.

The reconciliation of the Company’s statutory income tax rate to effective tax rate for the years ended December 31, 2002 and 2001 is as follows:

	2002	2001
Statutory U.S. Federal income tax benefit	35%	35%
State income tax benefit	3%	3%
Non-taxable REIT income	(22)%	25%
Other	(3)%	1%

Effective tax rate	13%	64%

Reconciliation between GAAP net income (loss) and REIT taxable income:

The following table reconciles the Company’s GAAP net income (loss) to taxable income for the years ended December 31, 2002, 2001 and 2000:

	2002	2001	2000
GAAP net income (loss)	$(3,788)	$(13,729)	$30,790
Plus GAAP net loss on taxable subsidiaries included above	2,014	40,234	889

GAAP net income from REIT operations (a)	(1,774)	26,505	31,679
Book/tax differences on minority interest share of TRS Lessees’ loss	(505)	(3,206)
Book/tax differences on depreciation and amortization	6,290	4,333	(2,005)
Book/tax differences on gains/losses from capital transactions	1,268	4,781	3,745
Other book/tax differences, net	(94)	(180)	915

Adjusted taxable income subject to distribution requirement (b)	$5,185	$32,233	$34,334

(a)	All adjustments to “GAAP net income from REIT operations” are net of amounts attributable to taxable REIT subsidiaries and non-qualified REIT subsidiaries.
(b)	The dividend requirement was 90% in 2002 and 2001, respectively, and 95% in 2000.

Characterization of distributions:

The following table characterizes distributions paid per common share for the years ended December 31, 2002, 2001 and 2000:

	2002		2001		2000
	$	%	$	%	$	%
Ordinary income	$0.13	13.3%	$0.90	71.6%	$1.43	92.8%
Return of capital	0.87	86.7%	0.36	28.4%	0.02	1.3%
Capital gains					0.01	0.3%
Unrecaptured Section 1250 gain					0.08	5.6%

	$1.00	100%	$1.26	100%	$1.54	100%

Note 6.	Capital Stock and Partnership Units

Common Stock. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 2.0 million units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Partnership’s 250,000 outstanding Series B preferred units from RFS.

Preferred Stock. The Board of Directors is authorized to provide for the issuance of up to 5 million shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

In 1996, the Company issued to one of the lessees 973,684 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Company redeemed the Series A Preferred Stock on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to common shareholders in 2001.

On January 2, 2001, the Company issued 250,000 shares of non-convertible mandatorily redeemable Series B Preferred Stock for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Stock are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Company may redeem shares of the Series B Preferred Stock in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the shares are redeemed before December 31, 2003, the redemption price is at varying amounts over the original share price. The shares are mandatorily redeemable by the holders at varying premiums over the original share price upon a change of control, dissolution, or winding up of the Company or on the Company’s failure to qualify as a REIT.

On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Company expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

Operating Partnership Units. RFS is the sole general partner of the Operating Partnership and is obligated to contribute the net proceeds from any issuance of its equity securities to the Operating Partnership in exchange for units of partnership interest (“Units”) corresponding in number and terms to the equity securities issued. The Operating Partnership may also issue Units to third parties in exchange for cash or property, and Units so issued to third parties are redeemable at the option of the holder for a like number of shares of common stock of the Company, or cash, or a combination thereof, at the election of the Company.

The ownership of the Operating Partnership is as follows at December 31, 2002 and 2001:

	Common Units	%	Series B Preferred Units	%
2002
RFS Hotel Investors, Inc.	28,466,461	92.05%
Third parties	2,458,705	7.95%

Total	30,925,166	100.00%

2001
RFS Hotel Investors, Inc.	25,234,877	91.12%
Third parties	2,458,705	8.88%	250,000	100.00%

Total	27,693,582	100.00%	250,000	100.00%

General Partnership Units. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 2.0 million common units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Operating Partnership’s 250,000 outstanding Series B preferred units from RFS.

Redeemable Limited Partnership Units. The Operating Partnership has issued limited partnership units to third parties in exchange for cash or property. The outstanding units of limited partnership interest in the Operating Partnership are redeemable at the option of the holder for a like number of shares of common stock of RFS, or cash, or a combination thereof, at the election of RFS. Due to these redemption rights, these limited partnership units have been excluded from partners’ capital and are included in redeemable limited partnership units and measured at redemption value as of the end of the periods presented based on the closing market price of RFS’s common stock at December 31, 2002 and 2001, which was $10.86 and $11.38 respectively.

Preferred Units. Under the partnership agreement between RFS and the Operating Partnership, the Operating Partnership is authorized to provide for the issuance of up to 5 million Preferred Units in one or more series, to establish the number of units in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

In 1996, the Operating Partnership issued to one of the lessees 973,684 units of Series A Convertible Preferred Units (the “Series A Preferred Units”). The Operating Partnership redeemed the Series A Preferred Units on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to unitholders in 2001.

On January 2, 2001, the Operating Partnership issued 250 thousand shares of non-convertible mandatorily redeemable Series B Preferred Units for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Units are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Operating Partnership may redeem units of the Series B Preferred Units in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the units are redeemed before December 31, 2003, the redemption price is at varying amounts over the original unit price. The units are mandatorily redeemable by the holders at varying premiums over the original unit price upon a change of control, dissolution, or winding up of the Operating Partnership.

On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Operating Partnership expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

When RFS, the general partner, repurchases its outstanding common stock, the Operating Partnership repurchases a matching number of units held by RFS at an equal price. The Board of Directors of RFS approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, RFS repurchased 409 thousand shares at an average price per share of $10.88 or $4.4 million which has been recorded as a reduction to partners’ capital as a result of the redemption of units held by RFS to fund the repurchase, bringing the total number of shares repurchased under the program to 576 thousand.

Note 7.	Commitments and Contingencies

The Company maintains comprehensive insurance on each of its hotels, including liability, fire and extended coverage, of the type and amount customarily obtained for or by hotel owners. All 10 of the Company’s hotels in California are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under building codes which were less stringent with regard to earthquake related requirements. An earthquake could render significant damage to the Company’s hotels. Additionally, areas in Florida where six of the Company’s hotels are located may experience hurricane or high-wind activity. The Company has earthquake insurance policies on its hotels in California and wind insurance policies on certain of its hotels located in Florida. However, various types of catastrophic losses, like earthquakes and floods may not be fully insurable or may not be economically insurable. With respect to its hotels in California, in addition to the applicable deductibles under its earthquake insurance policies, the Company is self-insured for the first $7.5 million per earthquake, and its coverage is for losses up to $45 million per occurrence. The Company believes that this coverage is adequate based on an analysis performed by an independent third party for the benefit of the Company. The Company maintains terrorism insurance, which the Company believes currently insures against losses resulting from a terrorist attach. In the event of a substantial loss, the Company’s insurance coverage may not be able to cover the full current market value or replacement cost of its lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also affect our ability to replace or renovate a hotel after it has been damaged or destroyed.

As of December 31, 2002, the Company had a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker’s compensation plan set-up on behalf of the hotel employees of Flagstone. There are no outstanding balances on the letter of credit.

During 2002 and 2001, the Company received rental income from five hotels leased to third parties under leases which expire in 2007 (1 hotel), 2008 (2 hotels) and 2009 (2 hotels). During 2000, all of the Company’s hotels were leased to third parties.

Each lease provides for the payment of percentage rent each year based on the annual room revenues of the hotel, subject to a minimum base rent. The table below sets forth the percentage rent and base rent earned by the Company for the years ended December 31, 2002, 2001 and 2000 (in thousands).

	2002	2001	2000
Base rent	$2,487	$2,442	$40,073
Percentage rent	2,742	3,340	66,501
Base and percentage rent classified in discontinued operations			(573)

Total lease revenue	$5,229	$5,782	$106,001

Minimum future rental income (base rents) due the Company under these noncancelable operating leases at December 31, 2002, is as follows (in thousands):

Year	Amount
2003	2,489
2004	2,489
2005	2,489
2006	2,489
2007	2,326
2008 and thereafter	1,527

$13,809

Lease revenue is based on a percentage of room revenues, food and beverage revenues and other revenues of the hotels. Both the base rent and the threshold room revenue in each lease computation are adjusted annually for changes in the Consumer Price Index (“CPI”). The adjustment is calculated at the beginning of each calendar year. The CPI adjustments made in January 2002 and 2001 were 1.6% and 3.4%, respectively.

The Company may terminate any lease agreement with respect to a hotel property upon the sale of a hotel property in exchange for a termination payment to the lessee. Under the percentage leases, the Company is obligated to pay the costs of real estate taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside a portion of the hotels’ revenues to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the hotels.

Note 8.	Discontinued Operations

In 2002, the Company adopted the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 establishes criteria beyond that previously specified in Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of (“SFAS 121”), to determine when a long-lived asset is classified as held for sale, and it provides a single accounting model for the disposal of long-lived assets. Due to the adoption of SFAS 144, the Company now reports as discontinued operations any assets held for sale (as defined by SFAS 144), of which the Company has none at December 31, 2002, and assets sold in the current period. All results of these discontinued operations, less applicable income taxes, are included in a separate component of income on the consolidated statement of operations under the heading, “earnings (losses) from discontinued operations.” This change has resulted in certain reclassifications of the previously reported 2001 and 2000 statements of operations.

In 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. This loss, as well as results of operations for this hotel for the years ending December 31, 2002, 2001 and 2000, are included on the consolidated statement of operations under the heading, “earnings (losses) from discontinued operations.” The components of earnings (losses) from discontinued operations for the years ended December 31, 2002, 2001 and 2000 are shown below:

	2002	2001	2000
Hotel revenue	$1,590	$1,640	$573
Hotel operating costs	(1,110)	(1,324)
Property taxes and insurance	(81)	(81)	(69)
Depreciation	(268)	(315)	(278)
Hilton lease termination		(7)

Operating income (loss) before minority interest	131	(87)	226
Minority interest	10	(7)	18

Income (loss) from operations	121	(80)	208
Loss on sale of discontinued operations	(3,840)

Earnings (losses) from discontinued operations	$(3,719)	$(80)	$208

Note 9.	Stock-Based Compensation Plans

RFS sponsors a Restricted Stock and Stock Option Plan (the “Plan”) that provides for the grant of stock options to purchase a specified number of shares of common stock (“Options”) and grants of restricted shares of common stock (“Restricted Stock”). Upon issuance of any stock, RFS is obligated to contribute the proceeds to the Operating Partnership in exchange for an equal number of Operating Partnership units. Under the Plan, approximately 2.3 million shares of common stock, of which 650 thousand shares may be restricted stock, are available for awards to the officers and key employees of the Company and 675 thousand shares of common stock, of which 120 thousand shares may be restricted stock, are available for awards to Directors of the Company who are not officers or employees. Options issued under the plan have a maximum term of ten years from the date of grant. The exercise price of the options shall be determined on the date of each grant. Restricted shares vest between one and five years based on each individual award and these shares have voting and dividend rights from the date of grant.

A summary of the RFS’s stock options under the Plan as of December 31, 2002, 2001 and 2000, and the changes during the years are presented below (in thousands, except per share data):

	2002		2001		2000
	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price
Outstanding at beginning of years	1,388	$12.76	1,207	$13.43	1,484	$13.83
Granted	280	13.15	680	11.47	50	11.06
Exercised	(89)	11.99	(343)	12.30	(30)	11.88
Forfeited	(251)	16.14	(156)	13.72	(297)	14.64

Outstanding at end of years	1,328	$12.25	1,388	$12.76	1,207	$13.43

Exercisable at end of years	581	$12.45	519	$14.28	700	$14.25

Weighted-average fair value		$1.79		$1.10		$0.60

Price range of shares under option	$10.50 to $16.87		$10.50 to $16.87		$10.50 to $16.87

The weighted average remaining contractual life of options outstanding as of December 31, 2001 is 8.5 years.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend of $1.00 for 2002 grants, $1.10 for 2001 and $1.54 for 2000; volatility of 27.6% for 2002 grants, volatility of 26.7% for 2001 grants and volatility of 26.2% for 2000 grants, risk-free interest rate of 4.9% for 2002, 4.8% for 2001 and 6.2% for 2000 and expected life of 6 years for 2002, 2001 and 2000.

Restricted Stock. A summary of the status of RFS’s restricted stock grants as of December 31, 2002, 2001 and 2000 and the changes during the years are presented below (value is computed as the weighted average fair market value of the restricted stock at grant date):

	2002		2001		2000
	# Shares	Value	# Shares	Value	# Shares	Value
Outstanding at beginning of year	611,667	$13.31	343,000	$13.42	329,000	$13.56
Granted, subject to vesting	10,500	$11.38	270,000	$13.11	14,000	$11.36
Forfeited	(3,333)	$13.06	(1,333)	$11.88

Outstanding at end of year	618,834	$13.28	611,667	$13.31	343,000	$13.42

Vested at end of year	380,169	$13.43	314,000	$13.65	270,662	$13.89

Note 10.	Supplemental Disclosure of Non-Cash Activities

RFS Hotel Investors, Inc.

In 2002, RFS:

i.	Recorded a $0.2 million allocation from paid in capital to minority interest.

ii.	Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Stock which was previously included in additional paid-in capital.

In 2001, RFS:

i.	Issued 103 thousand shares of common stock with a value of $1.6 million in exchange for 103 thousand Operating Partnership units and issued 7 thousand shares of common stock with a value of $0.1 million for an interest in a subsidiary partnership.

ii.	Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

iii.	Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

In 2000, RFS:

i.	Recorded a $0.1 million allocation to paid-in capital from minority interest.

ii.	Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

RFS Partnership, L.P.

In 2002, the Operating Partnership:

i.	Allocated $1.3 million from redeemable limited partnership units to Partners’ Capital.

ii.	Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Units which was previously included in Partners’ Capital.

In 2001, the Operating Partnership:

i.	Issued 103 thousand general partnership units with a value of $1.6 million in exchange for 103 thousand redeemable limited partnership units and issued 7 thousand general partnership units with a value of $0.1 million for an interest in a subsidiary partnership.

ii.	Allocated $1.3 million from redeemable limited partnership units to Partners’ Capital.

iii.	Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

iv.	Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

In 2000, the Operating Partnership:

i.	Allocated $6.7 million to redeemable limited partnership units from Partners’ Capital.

ii.	Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

Note 11.	Consolidating Financial Information of RFS Partnership, L.P.

RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership (“Guarantor Subsidiaries”), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership’s $125 million senior notes. RFS Leasing II, Inc. and RFS Leasing VII, Inc. had no substantial operations prior to January 1, 2001. RFS Leasing II, Inc. leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII, Inc. leases 21 hotels from the Operating Partnership. As of and for the years ended December 31, 2002 and 2001, RFS Leasing II, Inc. and RFS Leasing VII, Inc. did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002, LLC was formed to facilitate the issuance of the senior notes in February, 2002. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the senior notes. RFS Financing Corporation and RFS Financing 2002, LLC have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC or RFS Financing Corporation to provide credit support for the senior notes, RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the senior notes.

The following tables present consolidating information for the Operating Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

Consolidating Balance Sheet

December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$212,823	$133,507	$246,959		$593,289
Investment in consolidated entities	253,921		18,962	$(272,883)	—
Cash and cash equivalents	446	825	667		1,938
Restricted cash			4,383		4,383
Accounts receivable	2,596	12,439	10,901	(21,238)	4,698
Deferred expenses, net	6,578	176	2,051		8,805
Other assets	1,478	620	1,614		3,712
Deferred income taxes		14,384	11,446		25,830

Total assets	$477,842	$161,951	$296,983	$(294,121)	$642,655

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$18,668	$9,432	$17,340	$(21,238)	$24,202
Borrowings on Line of Credit	6,950				6,950
Mortgage notes payable			159,279		159,279
Senior Notes Payable	125,000				125,000

Total liabilities	150,618	9,432	176,619	(21,238)	315,431

Redeemable units at redemption value	26,702				26,702

General partnership units	300,522	152,519	120,364	(272,883)	300,522

Total partners’ capital	300,522	152,519	120,364	(272,883)	300,522

Total liabilities and partners’ capital	$477,842	$161,951	$296,983	$(294,121)	$642,655

Consolidating Balance Sheet

December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
ASSETS
Investment in hotel properties, net	$216,228	$143,523	$255,811		$615,562
Investment in consolidated entities	195,290		12,963	$(208,253)	—
Cash and cash equivalents	263	3,467	2,005		5,735
Restricted cash	20	11	6,786		6,817
Accounts receivable	15,556	16,969	2,331	(29,323)	5,533
Deferred expenses, net	3,077	1,512	2,375		6,964
Other assets	1,814	487	1,216		3,517
Deferred income taxes		13,552	11,182		24,734

Total assets	$432,248	$179,521	$294,669	$(237,576)	$668,862

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,365	$4,709	$26,281	$(14,323)	$23,032
Borrowings on Line of Credit	81,188				81,188
Mortgage notes payable		58,181	176,766	(15,000)	219,947

Total liabilities	87,553	62,890	203,047	(29,323)	324,167

Series B Preferred Units, $.01 par value, 5,000 units authorized, 250 units issued and outstanding	25,000				25,000

Redeemable units at redemption value	27,980				27,980

Other comprehensive income	(3,220)				(3,220)
General partnership units	294,935	116,631	91,622	(208,253)	294,935

Total partners’ capital	291,715	116,631	91,622	(208,253)	291,715

Total liabilities and partners’ capital	$432,248	$179,521	$294,669	$(237,576)	$668,862

Consolidating Statement of Operations

For the Year Ended December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$112,969	$56,388		$169,357
Food and beverage		12,241	5,211		17,452
Other operating departments		3,631	2,818		6,449
Lease revenue	$27,071	20,569	2,487	$(44,898)	5,229
Other	911	31	177	(708)	411

Total hotel revenue	27,982	149,441	67,081	(45,606)	198,898

Hotel operating expenses:
Rooms		23,557	11,122		34,679
Food and beverage		9,455	3,338		12,793
Other operating departments		1,313	561		1,874
Undistributed operating expenses:
Property operating costs		15,371	6,427		21,798
Property taxes, insurance and other	3,393	3,581	5,562		12,536
Franchise costs	(193)	10,273	6,185		16,265
Maintenance and repair		6,494	2,991		9,485
Management fees		3,185	1,691		4,876
Percentage lease expense		44,898		(44,898)
Depreciation	10,213	7,228	12,371		29,812
Amortization of franchise fees and unearned compensation	1,181	40	26		1,247
General and administrative	697	10,684	7,698		19,079

Total operating expenses	15,291	136,079	57,972	(44,898)	164,444

Operating income	12,691	13,362	9,109	(708)	34,454
Debt extinguishments and swap termination costs	3,210	6,912			10,122
Amortization of loan origination costs	1,302	16	299		1,617
Interest expense	11,692	1,599	12,901	(708)	25,484
Equity in earnings (loss) of consolidated subsidiaries	1,894		1,527	(3,421)

Income (loss) from continuing operations before income taxes	(5,407)	4,835	(5,618)	3,421	(2,769)
Benefit from income taxes		(832)	(264)		(1,096)

Income (loss) from continuing operations	(5,407)	5,667	(5,354)	3,421	(1,673)
Losses from discontinued operations		(3,709)			(3,709)
Gain (loss) on sale of assets	975		(25)		950

Net income (loss)	(4,432)	1,958	(5,379)	3,421	(4,432)
Loss on redemption of preferred units	(1,890)				(1,890)
Preferred unit dividends	(1,562)				(1,562)

Net income (loss) applicable to unitholders	$(7,884)	$1,958	$(5,379)	$3,421	$(7,884)

Consolidating Statement of Operations

For the Year Ended December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenue:
Rooms		$121,140	$66,004		$187,144
Food and beverage		12,556	5,139		17,695
Other operating departments		5,180	3,864		9,044
Lease revenue	$29,455	23,172	2,651	$(49,496)	5,782
Other	1,715	96	279	(1,517)	573

Total hotel revenue	31,170	162,144	77,937	(51,013)	220,238

Hotel operating expenses:
Rooms		24,049	12,568		36,617
Food and beverage		10,171	3,362		13,533
Other operating departments		1,521	642		2,163
Undistributed operating expenses:
Property operating costs		15,249	6,944		22,193
Property taxes, insurance and other	3,392	3,454	5,921		12,767
Franchise costs	(216)	10,436	6,637		16,857
Maintenance and repair		6,482	3,094		9,576
Management fees		3,966	1,755		5,721
Percentage lease expense		55,403	(5,907)	(49,496)
Depreciation	9,037	6,726	13,527		29,290
Lease termination		35,657	29,832		65,489
Amortization of franchise fees and unearned compensation	1,315	41	28		1,384
General and administrative	1,384	10,420	7,442		19,246

Total operating expenses	14,912	183,575	85,845	(49,496)	234,836

Operating income (loss)	16,258	(21,431)	(7,908)	(1,517)	(14,598)
Amortization of loan origination costs	903	146	305		1,354
Interest expense	7,355	4,650	14,200	(1,517)	24,688
Equity in earnings (loss) of consolidated subsidiaries	(22,886)		(22,047)	44,933

Loss from continuing operations before income taxes	(14,886)	(26,227)	(44,460)	44,933	(40,640)
Benefit from income taxes		(13,552)	(11,162)		(24,714)

Loss from continuing operations	(14,886)	(12,675)	(33,298)	44,933	(15,926)
Losses from discontinued operations		(87)			(87)
Gain on sale of assets			1,127		1,127

Net loss	(14,886)	(12,762)	(32,171)	44,933	(14,886)
Gain on redemption of preferred units	5,141				5,141
Preferred unit dividends	(3,125)				(3,125)

Net loss applicable to unitholders	$(12,870)	$(12,762)	$(32,171)	$44,933	$(12,870)

Consolidating Statement of Operations

For the Year Ended December 31, 2000

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenuer:
Lease revenue	$43,716	$24,442	$37,843		$106,001
Other	2,221	37	177	$(1,650)	785

Total hotel revenue	45,937	24,479	38,020	(1,650)	106,786

Undistributed operating expenses:
Property taxes, insurance and other	4,529	2,177	3,972		10,678
Depreciation	11,687	5,817	9,416		26,920
Amortization of franchise fees and unearned compensation	610	41	23		674
General and administrative	3,617	100	2,587		6,304

Total operating expenses	20,443	8,135	15,998		44,576

Operating income	25,494	16,344	22,022	(1,650)	62,210
Amortization of loan origination costs	678	140	218		1,036
Interest expense	8,623	4,452	11,591	(1,650)	23,016
Equity in earnings of consolidated subsidiaries	21,164			(21,164)

Income from continuing operations	37,357	11,752	10,213	(21,164)	38,158
Earnings from discontinued operations		226			226
Loss on sale of assets	(3,349)		(1,027)		(4,376)

Net income	34,008	11,978	9,186	(21,164)	34,008
Preferred unit dividends	(1,412)				(1,412)

Net income applicable to unitholders	$32,596	$11,978	$9,186	$(21,164)	$32,596

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2002

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$36,108	$10,066	$(9,648)	$36,526
Cash flows from (used in) investing activities	(64,421)	45,484	10,798	(8,139)
Cash flows from (used in) financing activities	28,496	(58,192)	(2,488)	(32,184)

Net increase (decrease) in cash and cash equivalents	183	(2,642)	(1,338)	(3,797)
Cash and cash equivalents at beginning of period	263	3,467	2,005	5,735

Cash and cash equivalents at end of period	$446	$825	$667	$1,938

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2001

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from (used in) operating activities	$26,229	$(14,993)	$(770)	$10,466
Cash flows from (used in) investing activities	(34,462)	(13,540)	39,360	(8,642)
Cash flows from (used in) financing activities	7,447	31,864	(39,081)	230

Net increase (decrease) in cash and cash equivalents	(786)	3,331	(491)	2,054
Cash and cash equivalents at beginning of period	1,049	136	2,496	3,681

Cash and cash equivalents at end of period	$263	$3,467	$2,005	$5,735

Consolidating Statement of Cash Flows

For the Year Ended December 31, 2000

(in thousands)

	RFS Partnership, L.P.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidated
Cash flows from operating activities	$28,142	$18,515	$18,566	$65,223
Cash flows from (used in) investing activities	67,997	(14,966)	(63,874)	(10,843)
Cash flows from (used in) financing activities	(98,741)	(3,551)	45,680	(56,612)

Net increase (decrease) in cash and cash equivalents	(2,602)	(2)	372	(2,232)
Cash and cash equivalents at beginning of period	3,651	138	2,124	5,913

Cash and cash equivalents at end of period	$1,049	$136	$2,496	$3,681

Note 12.	Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Exit or Disposal Activities.” SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) of the FASB has set forth in EITF Issue No 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS No. 146 also included (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002. We believe that SFAS No. 146 will have no effect on our results of operations and financial position.

The FASB has issued SFAS No. 147, “Acquisitions of Certain Financial Institutions,” which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

The FASB has issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS No. 148. As of December 31, 2002, the Company accounts for stock-based employee compensation in accordance with APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. However, the Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34,” (“FIN 45”) was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor’s recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

FASB Interpretation No. 46, “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51,” (“FIN 46”) was issued in January 2003. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has no ownership interest in variable interest entities that would be consolidated under the requirements of FIN 46

Note 13.	Subsequent Events

On March 3, 2003, the Company’s Board of Directors declared a first quarter distribution of $0.25 per common share or unit, payable on March 31, 2003, to holders of record on March 17, 2003.